Exhibit 13.1

REDIFF.COM INDIA LIMITED

19TH ANNUAL REPORT

2013-2014

(UNDER COMPANIES ACT, 1956)

(INDIAN LAWS)

Rediff.com India Ltd.

Board of Directors

Ajit Balakrishnan (Chairman & Managing Director)

Arun Nanda

Sunil Phatarphekar

Ashok Narasimhan

Sridar Iyengar

Rashesh Shah

M. Madhavan Nambiar

Statutory Auditors

M/s. Deloitte Haskins & Sells LLP

Chartered Accountants

Indiabulls Finance Centre, Tower 3,

27th -32nd Floor, Elphinstone Mill

Compound, Senapati Bapat Marg,

Elphinstone (West), Mumbai – 400013

India.

Registered Office

First Floor,

Mahalaxmi Engineering Estate

L. J. First Cross Road

Mahim (West)

Mumbai 400 016, India

Contents

Sr. no.	Particulars	Page Nos.
Documents as required under Companies Act, 1956 (Indian law)
1.	Notice of Annual General Meeting	1
2.	Directors Report of Rediff.com India Ltd.	2-4
3.	Auditors’ Report of Rediff.com India Ltd.	5-9
4.	Balance Sheet and Statement of Profit and Loss, Notes thereto of Rediff.com India Ltd.	10-38
5.	Statement pursuant to Section 212 of the Companies Act 1956	39
6.	Directors Report of Vubites India Pvt. Ltd.	40-42
7.	Auditors’ Report of Vubites India Pvt. Ltd.	43-44
8.	Balance Sheet and Statement of Profit and Loss, Notes thereto of Vubites India Pvt. Ltd.	45-60
9.	Directors Report of Rediff Holdings Inc.	61
10.	Auditors’ Report of Rediff Holdings Inc.	62-63
11.	Balance Sheet and Statement of Profit and Loss, Notes thereto of Rediff Holdings Inc.	64-72
12.	Directors Report of India Abroad Publications Inc.	73
13.	Auditors’ Report of India Abroad Publications Inc.	74-75
14.	Balance Sheet and Statement of Profit and Loss, Notes thereto of India Abroad Publications Inc.	76-86
15.	Directors Report of India in New York Inc	87
16.	Auditors’ Report of India in New York Inc	88-89
17.	Balance Sheet and Statement of Profit and Loss, Notes thereto of India in New York Inc	90-95
18.	Directors Report of India Abroad Publications (Canada) Inc.	96

19.	Auditors’ Report of India Abroad Publications (Canada) Inc.	97-98
20.	Balance Sheet and Statement of Profit and Loss, Notes thereto of India Abroad Publications (Canada) Inc.	99-107
21.	Directors Report of Rediff.com Inc.	108
22.	Auditors’ Report of Rediff.com Inc.	109-110
23.	Balance Sheet and Statement of Profit and Loss, Notes thereto of Rediff.com Inc.	111-118
24.	Directors Report of Value Communications Corporation	119
25.	Auditors’ Report of Value Communications Corporation	120-121
26.	Balance Sheet and Statement of Profit and Loss, Notes thereto of Value Communications Corporation	122-127
27.	Proxy Form and Attendance Slip	128-129

NOTICE

Notice is hereby given that the Nineteenth Annual General Meeting of the Members of Rediff.com India Limited will be held on Monday, September 29, 2014, at 10.00 a.m. (IST) at the Registered Office of the Company situated at First Floor, Mahalaxmi Engineering Estate, L. J. First Cross Road, Mahim (West), Mumbai 400016, to transact the following business:

ORDINARY BUSINESS

1.	To receive, consider and adopt the Audited financial Statements Balance Sheet as at March 31, 2014 and Profit & Loss Account for the year ended as on that date and the reports of the Auditors and Directors’ thereon.

2.	To appoint a Director in place of Mr. Ashok Narasimhan, Director retiring by rotation and being eligible, offers himself for reappointment.

3.	To appoint a Director in place of Mr. Rashesh Shah, Director retiring by rotation and being eligible, offers himself for reappointment.

4.	To appoint Auditors and fix their remuneration by passing the following resolution as an Ordinary Resolution with or without modification(s);

“RESOLVED that M/s Deloitte Haskins & Sells, Chartered Accountants (Reg. no. 117366W), Mumbai be and are hereby re-appointed as Statutory Auditors of Rediff.com India Limited and to hold office from the conclusion of this Annual General Meeting till the conclusion of the next Annual General Meeting at a remuneration to be decided by the Board of Directors/Audit Committee of the Directors of the Company.”

By Order of the Board
For Rediff.com India Limited

Place: Mumbai	/s/ Jyoti Ravi Sachdeva
Date: 4th September, 2014	Company Secretary and
Head Legal & Govt. affairs

NOTES:

A MEMBER ENTITLED TO ATTEND AND VOTE AT THE MEETING IS ENTITLED TO APPOINT A PROXY TO ATTEND AND VOTE INSTEAD OF HIMSELF/HERSELF AND SUCH A PROXY NEED NOT BE A MEMBER OF THE COMPANY. PROXIES TO BE EFFECTIVE MUST BE RECEIVED BY THE COMPANY NOT LESS THAN 48 HOURS BEFORE THE COMMENCEMENT OF THE ANNUAL GENERAL MEETING.

A PERSON CAN ACT AS A PROXY ON BEHALF OF MEMBERS NOT EXCEEDING FIFTY AND HOLDING IN THE AGGREGATE NOT MORE THAN TEN PERCENT OF THE TOTAL SHARE CAPITAL OF THE COMPANY CARRYING VOTING RIGHTS. A MEMBER HOLDING MORE THAN TEN PERCENT OF THE TOTAL SHARE CAPITAL OF THE COMPANY CARRYING VOTING RIGHTS MAY APPOINT A SINGLE PERSON AS PROXY AND SUCH PERSON SHALL NOT ACT AS A PROXY FOR ANY OTHER PERSON OR MEMBER.

1

REDIFF.COM INDIA LIMITED

DIRECTORS’ REPORT

To,

The Members,

Rediff.com India Limited

Your Directors have pleasure in presenting to you the Nineteenth Annual Report together with the Audited Annual Accounts for the year ended March 31, 2014.

1.	REDIFF.COM INDIA LTD.’S FINANCIAL HIGHLIGHTS

(a)	Total Revenue:- 909 million (previous year 856 million).

(b)	Net Profit/ Loss:- Total operating loss before exceptional item and tax is 305 million (previous year 273 million). Provision for diminution in Long term investment is 421 million (previous year 266 million). Total net loss for the year is 726 million (previous year net loss 540 million).

2.	DIVIDEND

Your Board does not recommend any dividend.

3.	CORPORATE GOVERNANCE

The various committees constituted by the Company including the Audit Committee and Compensation Committee have been functioning satisfactorily during the year. The present Board comprises of eminent professionals from various fields, in addition to Chairman and Managing Director who looks after the day to day affairs of the Company.

The composition of the Audit Committee of the Board is as follows:-

Name	Designation in the Committee
Sridar Iyengar	Chairman
Sunil Phatarphekar	Member
Rashesh Shah	Member
M. Madhavan Nambiar	Member

The composition of the Compensation Committee of the Board is as follows:-

Name	Designation in the Committee
Ajit Balakrishnan	Chairman
Arun Nanda	Member
Sunil N Phatarphekar	Member

2

REDIFF.COM INDIA LIMITED

4.	FIXED DEPOSITS

During the year under review, our Company had not accepted any Fixed Deposit from the Public.

5.	DIRECTORS

In accordance with the provisions of the Companies Act, 1956, Sunil Phatarphekar and Sridar Iyengar, Directors retire by rotation at the conclusion of the ensuing Annual General Meeting and being eligible, offer themselves for re-appointment.

At the annual general meeting held on September 24, 2008, the members of the Company re-appointed Mr. Ajit Balakrishnan for a period of five (5) years w.e.f. 23rd August, 2008. Accordingly, Mr. Balakrishnan held the office till 22nd August, 2013. The Board of Directors at their meeting held on July 23, 2013 approved the re-appointment of Mr. Balakrishnan as the Managing Director of the Company for a period of five (5) years with effect from August 22, 2013, subject to the approval of the members.

6.	PARTICULARS OF EMPLOYEES

The Company had employees who were in receipt of remuneration of not less than 60 lakhs during the year ended 31st March, 2014 or not less than 5 lakhs per month during any part of the said year. However, as per the provisions of section 219(1)(b)(iv) of the Companies Act, 1956, the Directors Report being sent to the shareholders does not include this Annexure. Any shareholder interested in obtaining a copy of the Annexure may write to the Company Secretary at the Registered Office of the Company.

7.	AUDITORS

M/s. Deloitte Haskins & Sells, Chartered Accountants (Reg. no. 117366W), the Statutory Auditors of Company and who hold the office till the conclusion of ensuing Annual General Meeting are eligible to be re-appointed as the Statutory Auditors of the Company till the conclusion of next Annual General Meeting. The Company has received from the Auditors undertaking their eligibility to accept the office, if reappointed. The members are requested to consider their re-appointment as set out in the Notice convening the Annual General Meeting.

The observations made by the Auditors’ in their report and notes to accounts are self- explanatory and do not call for any further comments.

3

REDIFF.COM INDIA LIMITED

8.	DIRECTORS’ RESPONSIBILITY STATEMENT

Pursuant to Section 217 (2AA) of the Companies Act, 1956, the Directors confirm that:

a)	In the preparation of the annual accounts, the applicable accounting standards had been followed along-with proper explanation relating to material departures.

b)	The Directors had selected such accounting policies and applied them consistently and made judgments and estimates that are reasonable and prudent so as to give a true and fair view of the state of affairs of the Company at the end of the financial year on March 31, 2014 and of the loss of the company for that period.

c)	The Directors have taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of the Companies Act, 1956, for safeguarding the assets of the company and for preventing and detecting the frauds and other irregularities.

d)	The directors had prepared the annual accounts on a going concern basis.

9.	CONSERVATION OF ENERGY, TECHNOLOGY ABSORPTION, FOREIGN EXCHANGE EARNINGS AND OUTGO

The information required under Section 217(1)(e) of the Companies Act, 1956 read with the Companies (Disclosure of Particulars in the Report of the Board of Directors) Rules, 1988 is as under:

1.	Conservation of Energy:-

The operation of your Company is not energy intensive. Adequate measures have however been taken to reduce energy consumption by using energy efficient computer equipments incorporating latest technologies.

2.	Technologies Absorption

Since technology related to internet portal business is constantly evolving, continuous investments and improvements are being made to the content, community and commerce offerings made to the customers. The investments are classified as deferred revenue expenditure and amortized.

3.	Foreign Exchange Earnings and outgo

Foreign exchange earned by the Company in the fiscal year ended March 31, 2014 was 83 million (Previous year 29 million) and the foreign exchange outgo in the same period was 73 million (Previous year 66 million).

10.	ACKNOWLEDGEMENTS

The Directors place on record their appreciation for the dedicated services rendered by the employees of our Company and acknowledge the cooperation extended by our Company’s bankers.

On behalf of Board of Directors
Place: Mumbai, India
Date : September 4, 2014	/s/ Ajit Balakrishnan
Chairman and Managing Director

4

INDEPENDENT AUDITORS’ REPORT

TO THE MEMBERS OF

REDIFF.COM INDIA LIMITED

Report on the Financial Statements

We have audited the accompanying financial statements of REDIFF.COM INDIA LIMITED (“the Company”), which comprise the Balance Sheet as at 31st March, 2014, the Statement of Profit and Loss and the Cash Flow Statement for the year then ended, and a summary of the significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

The Company’s Management is responsible for the preparation of these financial statements that give a true and fair view of the financial position, financial performance and cash flows of the Company in accordance with the Accounting Standards notified under the Companies Act, 1956 (“the Act”) (which continue to be applicable in respect of Section 133 of the Companies Act, 2013 in terms of  General Circular 15/2013 dated 13th September, 2013 of the Ministry of Corporate Affairs) and in accordance with the accounting principles generally accepted in India. This responsibility includes the design, implementation and maintenance of internal control relevant to the preparation and presentation of the financial statements that give a true and fair view and are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the Standards on Auditing issued by the Institute of Chartered Accountants of India. Those Standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and the disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of the accounting estimates made by the Management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

5

Opinion

In our opinion and to the best of our information and according to the explanations given to us, the aforesaid financial statements give the information required by the Act in the manner so required and give a true and fair view in conformity with the accounting principles generally accepted in India:

(a)	in the case of the Balance Sheet, of the state of affairs of the Company as at 31st March, 2014;

(b)	in the case of the Statement of Profit and Loss, of the loss of the Company for the year ended on that date; and

(c)	in the case of the Cash Flow Statement, of the cash flows of the Company for the year ended on that date.

Report on Other Legal and Regulatory Requirements

1.	As required by the Companies (Auditor’s Report) Order, 2003 (“the Order”) issued by the Central Government in terms of Section 227(4A) of the Act, we give in the Annexure a statement on the matters specified in paragraphs 4 and 5 of the Order.

2.	As required by Section 227(3) of the Act, we report that:

(a)	We have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purposes of our audit.

(b)	In our opinion, proper books of account as required by law have been kept by the Company so far as it appears from our examination of those books.

(c)	The Balance Sheet, the Statement of Profit and Loss, and the Cash Flow Statement dealt with by this Report are in agreement with the books of account.

(d)	In our opinion, the Balance Sheet, the Statement of Profit and Loss, and the Cash Flow Statement comply with the Accounting Standards notified under the Act (which continue to be applicable in respect of Section 133 of the Companies Act, 2013 in terms of General Circular 15/2013 dated 13th September, 2013 of the Ministry of Corporate Affairs).

(e)	On the basis of the written representations received from the directors as on 31st March, 2014 taken on record by the Board of Directors, none of the directors is disqualified as on 31st March, 2014 from being appointed as a director in terms of Section 274(1)(g) of the Act.

For Deloitte Haskins & Sells LLP
Chartered Accountants
(Firm Registration No. 117366W/W-100018)

/s/Shyamak R Tata
Partner
Mumbai, September 4, 2014	(Membership No.38320)

6

ANNEXURE TO THE INDEPENDENT AUDITORS’ REPORT

(Referred to in paragraph 1 under ‘Report on Other Legal and Regulatory Requirements’ section of our report of even date)

In our opinion and according to the information and explanations given to us the nature of the Company’s business/activities during the year, clauses (ii), (viii), (xiii) and (xiv) of paragraph 4 of the Order are not applicable to the company.

(i)	In respect of its fixed assets:

(a)	The Company has maintained proper records showing full particulars, including quantitative details and situation of fixed assets.
(b)	The fixed assets have not been physically verified by the Management during the year but the Company has a system of verifying the fixed assets once in every three years. In our opinion the frequency of verification is at reasonable intervals.
(c)	During the year, in our opinion, a substantial part of fixed asset has not been disposed off by the Company.

(ii)	The Company has neither granted nor taken any loans, secured or unsecured, to/from companies, firms or other parties covered in the Register maintained under Section 301 of the Companies Act, 1956.

(iii)	In our opinion and according to the information and explanations given to us, there is an adequate internal control system commensurate with the size of the Company and the nature of its business for the purchase of fixed assets and for the sale of services and during the course of the audit we have not observed any continuing failure to correct major weakness in such internal control system. The nature of the Company’s business is such that it does not involve purchase of inventories and sale of goods.

(iv)	To the best of our knowledge and belief and according to the information and explanations given to us, there are no contracts or arrangements that needed to be entered in the Register maintained pursuant to Section 301 of the Act.

(v)	According to the information and explanations given to us, the Company has not accepted deposits in terms of provisions of Sections 58A and 58AA or other relevant provisions of the Companies Act, 1956. Therefore, the provisions of paragraph 4 (vi) of the Order are not applicable to the Company.

(vi)	In our opinion, the internal audit functions carried out during the year by firm of Chartered Accountants appointed by the management have been commensurate with the size of the Company and the nature of the business.

7

(vii)	According to the information and explanations given to us, in respect of statutory dues:

(a)	The Company has generally been regular in depositing undisputed statutory dues, including Provident Fund, Investor Education and Protection Fund, Employees’ State Insurance, Income-tax, Sales Tax, Wealth Tax, Customs Duty, Excise Duty, Cess and other material statutory dues applicable to it with the appropriate authorities. There were no undisputed amounts payable in respect of income tax, sales tax, wealth tax, customs duty, excise duty, cess and other material statutory dues in arrears as at 31st March 2014 for a period of more than six months from the date they became payable.

In respect of Service tax, attention is invited to Note 32 relating to the unpaid service tax (including interest) amounting to Rs. 12,802,977; of which the amount payable for a period of more than six months from the date they become payable has not been ascertained.

(b)	Details of dues of Income-tax, Sales Tax, Wealth Tax, Service Tax, Customs Duty, Excise Duty and Cess, as applicable, which have not been deposited as on 31st March, 2014 on account of disputes are given below:

Name of Statute	Nature of Dues	Forum where Dispute is Pending	Period to which the Amount Relates	Amount Involved (Rs.)
Income-tax Act, 1961	Income Tax	Commissioner of Income Tax (Appeal)	2009-10 and 2010-11	4,484,908

(viii)	The accumulated losses of the Company at the end of the financial year are more than fifty percent of its net worth (determined before adjusting for accumulated losses) and the Company has incurred cash losses during the financial year covered by our audit and in the immediately preceding financial year.

(ix)	In our opinion and according to the information and explanations given to us, there were no loans taken by the Company from financial institutions and banks and the company has not issued any debentures.

(x)	According to the information and explanations given to us, the Company has not granted loans and advances on the basis of security by way of pledge of shares, debentures and other securities.

(xi)	In our opinion and according to the information and explanations given to us, during the year the Company has not given any guarantee for loans taken by others from banks and financial institutions.

(xii)	According to the information and explanations given to us, the Company has not availed any term loan.

(xiii)	In our opinion and according to the information and explanations given to us, and on an overall examination of the Balance Sheet of the Company, we report that funds raised on short-term basis have, prima facie, not been used during the year for long-term investment.

(xiv)	During the year the Company has not made any preferential allotment of shares to the parties and companies covered in the Register maintained under Section 301 of the Companies Act, 1956.

(xv)	According to the information and explanations given to us, the Company has not issued any debentures during the year.

(xvi)	The Company has not raised any money by public issue during the year.

8

(xvii)	To the best of our knowledge and according to the information and explanations given to us, no fraud by the Company and no significant fraud on the Company has been noticed or reported during the year.

For Deloitte Haskins & Sells LLP
Chartered Accountants
(Firm Registration No. 117366W/W-100018)

/s/Shyamak R Tata
Partner
Mumbai, September 4, 2014	(Membership No. 38320)

9

REDIFF.COM INDIA LIMITED

Balance Sheet as at March 31, 2014

	Note	As at March 31, 2014	As at March 31, 2013

I EQUITY AND LIABILITIES
1 Shareholders’ Funds
(a) Share Capital	3	74,050,890	74,050,890
(b) Reserves and Surplus	4	1,221,124,082	1,940,627,976
		1,295,174,972	2,014,678,866
2 Non - Current Liabilities
(a) Other Long Term Liabilities	5	19,188,361	11,803,771
(b) Long - Term Provisions	6	55,929,812	56,804,150
		75,118,173	68,607,921
3 Current Liabilities
(a) Trade Payables (refer Note 28)		185,936,378	197,396,399
(b) Other Current Liabilities	7	161,358,335	145,094,331
(c) Short - Term Provisions	8	8,206,839	7,444,602
		355,501,552	349,935,332
TOTAL		1,725,794,697	2,433,222,119
II ASSETS
1 Non - Current Assets
(a) Fixed Assets	9
(i) Tangible Assets		80,922,082	141,934,911
(ii) Intangible Assets		96,713,356	90,371,503
(iii) Intangible Assets under Development		36,639,725	46,761,840
		214,275,163	279,068,254
(b) Non - Current Investments	10	54,922,395	68,075,804
(c) Long - Term Loans and Advances	11	312,458,856	789,303,932
		367,381,251	857,379,736
2 Current Assets
(a) Trade Receivables	12	165,542,874	179,922,848
(b) Cash and Cash Equivalents	13	940,808,715	1,075,348,839
(c) Short-Term Loans and Advances	14	37,786,694	41,502,442
		1,144,138,283	1,296,774,129
TOTAL		1,725,794,697	2,433,222,119
III NOTES FORMING PART OF THE FINANCIAL STATEMENTS	1-35

In terms of our report attached.	For and on behalf of the Board of Directors
For Deloitte Haskins & Sells LLP
Chartered Accountants

/s/ Shyamak R Tata	/s/ Ajit Balakrishnan	/s/ Sunil Phatarphekar
Partner	Chairman & Managing Director	Director
	DIN: 00073814	DIN: 00005164

/s/ Jyoti R Sachdeva
Company Secretary
Mumbai, India
FCS 6794
Mumbai, September 4, 2014	Mumbai, September 4, 2014

10

REDIFF.COM INDIA LIMITED

Statement of Profit and Loss for the Year Ended March 31, 2014

	Note	For the year ended March 31, 2014	For the year ended March 31, 2013

I Revenue From Operations	15	784,380,935	673,034,071
II Other Income (Net)	16	124,533,664	183,250,707
TOTAL REVENUE		908,914,599	856,284,778
III Expenses:
(a) Employee Benefit Expenses	17	346,924,679	377,620,686
(b) Depreciation and Amortization Expense	9	139,709,101	153,416,360
(c) Operation and Other Expenses	18	727,496,674	599,119,716
TOTAL EXPENSES		1,214,130,454	1,130,156,762
IV LOSS BEFORE EXCEPTIONAL ITEMS AND TAX		(305,215,855)	(273,871,984)
V Exceptional Item:
Diminution in Long Term Investments, etc.	31	421,138,377	266,183,605
VI Provision for Tax		-	-
VII LOSS FOR THE YEAR		(726,354,232)	(540,055,589)
VIII Earnings Per Equity Share (Face Value of 5 each ) - Basic and Diluted		(49.04)	(36.47)
IX NOTES FORMING PART OF THE FINANCIAL STATEMENTS	1-35

In terms of our report attached.	For and on behalf of the Board of Directors
For Deloitte Haskins & Sells LLP
Chartered Accountants

/s/ Shyamak R Tata	/s/ Ajit Balakrishnan	/s/ Sunil Phatarphekar
Partner	Chairman & Managing Director	Director
	DIN: 00073814	DIN: 00005164

/s/ Jyoti R Sachdeva
Company Secretary
Mumbai, India
FCS 6794
Mumbai, September 4, 2014	Mumbai, September 4, 2014

11

REDIFF.COM INDIA LIMITED

Cash Flow Statement for the Year Ended March 31, 2014

		For the year ended March 31, 2014	For the year ended March 31, 2013

Cash Flow from Operating Activities
(Loss) Before Taxes		(726,354,232)	(540,055,589)
Adjustments for:
Depreciation and Amortisation Expense		139,709,101	153,416,360
Employee Stock Option Expenses		6,850,338	11,370,219
Provision for Diminution in Long Term Investment		421,138,377	266,183,605
Interest Income		(119,573,944)	(110,446,324)
(Write Back)/ Write Off of Provision of Doubtful Receivables		9,889,181	(5,199,050)
(Profit) / Loss on Sale of Investment		-	(64,200,000)
(Profit) / Loss on Sale of Fixed Assets		(28,326)	(49,336)
Unrealised Exchange Difference		8,855,392	837,604
Operating Loss Before Working Capital Changes		(259,514,113)	(288,142,511)
Changes in Working Capital:
Trade Receivables		3,687,933	107,143,361
Loans and Advances		17,116,279	(1,860,804)
Trade Payables, Current Liabilities and Provisions		20,084,049	33,679,428
Cash used in Operating Activities		(218,625,852)	(149,180,526)
Taxes Refund, Net of (Paid)		134,729,394	(7,854,334)
Net Cash used in Operating Activities (A)		(83,896,458)	(157,034,860)
Cash Flow From Investing Activities
Payments to Acquire Fixed Assets		(86,310,732)	(94,775,793)
Proceeds from Sale of Fixed Assets		469,511	413,962
Proceeds from Sale of long term Investment		-	79,200,000
Loan given to Vubites India Pvt Ltd		(96,317,552)	(61,540,000)
Loan given to India abroad publication Inc.		(34,487,128)	(27,181,146)
Repayment of Loan from India abroad publications Inc.		83,666,293	-
Interest Income Received		82,335,942	110,446,324
Net Cash (used in)/from Investing Activities (B)		(50,643,666)	6,563,347
Net (Decrease) in Cash and Cash Equivalents (A+B)		(134,540,124)	(150,471,513)
Cash and Cash Equivalents at the Beginning of the Year		1,075,348,839	1,225,820,352
Cash and Cash Equivalents at the End of the Year		940,808,715	1,075,348,839
Note ;
Cash and Cash Equivalents Include:
Cash on Hand		5,211	5,211
Bank Balances		940,650,573	1,075,414,260
Cash and Cash Equivalents		940,655,784	1,075,419,471
Effect of Exchange Rate Changes		152,931	(70,632)
Cash and Cash Equivalents Restated		940,808,715	1,075,348,839
NOTES FORMING PART OF THE FINANCIAL STATEMENTS	1-35

In terms of our report attached.	For and on behalf of the Board of Directors
For Deloitte Haskins & Sells LLP
Chartered Accountants

/s/ Shyamak R Tata	/s/ Ajit Balakrishnan	/s/ Sunil Phatarphekar
Partner	Chairman & Managing Director	Director
	DIN: 00073814	DIN: 00005164

/s/ Jyoti R Sachdeva
Company Secretary
Mumbai, India
FCS 6794
Mumbai, September 4, 2014	Mumbai, September 4, 2014

12

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

1.	CORPORATE INFORMATION

Rediff.com India Limited (“Rediff” or “the Company”) is in the business of providing online internet based services, focusing on India and the global Indian community. Its websites consists of matters relevant to Indian interests such as cricket, astrology, matchmaker and movies, content on various matters like news and finance, search facilities, a range of community features such as e-mail, chat, messenger, e-commerce, broadband wireless content and mobile value-added services to mobile phone subscribers in India.

2.	SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of preparation of financial statements

The financial statements are prepared under the historical cost convention, on an accrual basis of accounting in accordance with the accounting principles generally accepted in India (‘Indian GAAP’). These financial statements have been prepared to comply with the accounting standards notified under Section 211(3C) (which continues to be applicable in terms of General circular 15/2013 dated September 13, 2013 of the Ministry of Corporate Affairs in respect of Section 133 of the Companies Act, 2013) and other relevant provisions of the Companies Act, 1956.

b)	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in India requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Differences between actual results and estimates are recognised in the periods in which the results materialise or are known.

c)	Revenue recognition

Revenues comprise of revenues from online advertising and fee based services. Online advertising includes advertisement and sponsorships. Fee based services include e-commerce, subscription services and mobile value-added services. E-commerce revenues primarily comprise of commission earned on sale of items to customers who shop online while subscription services comprise of subscriptions received for using e-mail, matchmaker and other subscriber services. Mobile value-added services include revenues derived from mobile operators based on value added text messages received and sent by mobile subscribers over their mobile phones.

Online advertising

Advertisement and sponsorship income is derived from customers who advertise on the Company's website or to whom direct links from the Company's website to their own websites are provided.

13

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

Revenue from display of advertisement and sponsorships is recognised ratably based on the delivery over the contractual period of the advertisement, commencing when the advertisement is placed on the website. Revenues are also derived from sponsor buttons placed in specific areas of the Company's website, which generally provide users with direct links to sponsor websites. These revenues are recognised ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations may include guarantees of a minimum number of impressions or clicks or leads or times that an advertisement appears in pages viewed by users of the Company's website. To the extent that minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the guaranteed impression levels are achieved. The Company earn revenues from the sending of email messages to its users on behalf of advertisers and such revenues are recognized ratably over the contracted period.

Fee based services

Online shopping (E-commerce) revenue primarily consists of commission from the sale of books, music, apparel, confectionery, gifts and other items to retail customers who shop at the Company's online store. . The Company recognizes as revenues the commission earned on these transactions and shipping costs recovered from customers. The Company provides incentives to its customers in the form of coupons and promo codes. These incentives are treated as reductions in revenue and in cases where such incentives exceed the commission amount; the excess is recognized as cost of revenue.

Subscription service revenues primarily include income from various paid email, web hosting and other service products that cater to a cross section of the Company’s registered user base. The revenue for subscription based service products is deferred and recognised ratably over the period of subscription.

Subscription revenues are also derived from providing mobile value added services (MVAS) such as e-mail and other related products to mobile phone users. The Company contracts with third party mobile operators for sharing revenues from these services. SMS based revenues are recognised when the service is performed.

d)	Tangible assets, intangibles, depreciation and amortisation

Tangible Assets

Tangible assets are stated at cost less accumulated depreciation. The Company depreciates tangible assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

Furniture and fixtures	10 years
Computer equipment	3 years
Office equipment	3 to 10 years
Vehicles	8 years
Leasehold improvements	6 years

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REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

The effective rates of depreciation based on the estimated useful life of the tangible assets is higher than the rates as prescribed under Schedule XIV to the Companies Act, 1956.

Individual assets costing less than 5,000 are depreciated in full in the year of acquisition.

Intangible Assets

Intangible Assets are stated at cost less accumulated amortisation. Software includes costs incurred in the operations stage that provides additional functions or features to the Company's website, accounting and monitoring software. These are amortised over their estimated useful life of one to five years. Maintenance expenses or costs that do not result in new features or functions are expensed as product development costs, when incurred.

e)	Impairment of assets

The carrying values of assets/cash-generating units at each balance sheet date are reviewed for impairment or more often if there is an indication of decline in value. If any indication of such impairment exists, the recoverable amounts of those assets are estimated and impairment loss is recognised, if the carrying amount of those assets exceeds their recoverable amount. The recoverable amount is the greater of the net selling price and their value in use. Value in use is arrived at by discounting the estimated future cash flows to their present value based on appropriate discount factor.

f)	Investments

Investments classified as long-term investments are stated at cost. Provision is made to recognise a decline, other than temporary, in the value of such investments. Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition.

g)	Employee benefits

(i) Short term

Short term employee benefits are recognised as an expense at the undiscounted amount expected to be paid over the period of services rendered by the employees to the Company.

(ii) Long term

The Company has both defined-contribution and defined-benefit plans.

o	Defined-contribution plans

These are plans in which the Company pays pre-defined amounts to separate funds. These comprise of contributions to the employees’ provident fund and family pension fund. The Company’s payments to the defined-contribution plans are reported as expenses during the period in which the employees perform the services that the payment covers.

15

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

o	Defined-benefit plans

The obligation for the unfunded defined-benefit gratuity is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at each balance sheet date. Actuarial gain and losses are recognised in full in the Statement of Profit and Loss for the period in which they occur.

(iii) Other employee benefits

Compensated absences which accrue to employees and which can be carried to future periods but are expected to be encashed or availed in twelve months immediately following the year end are reported as expenses during the year in which the employees perform the services that the benefit covers and the liabilities are reported at the undiscounted amount of the benefits after deducting amounts already paid. Where there are restrictions on availment of encashment of such accrued benefit or where the availment or encashment is otherwise not expected to wholly occur in the next twelve months, the liability on account of the benefit is actuarially determined using the projected unit credit method

h)	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Monetary items of assets and liabilities denominated in a foreign currency are translated using the exchange rates prevailing at the date of Balance Sheet. Exchange gains / losses on account of exchange difference either on settlement or translation are recognised in the Statement of Profit and Loss.

Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.

i)	Stock based compensation

The Company accounts for compensation expense under the Employee Stock Option schemes using the intrinsic value method as per the Guidance Note “Accounting for Employee Share-based Payments” issued by the Institute of Chartered Accountants of India.

j)	Earnings per share

Basic earnings per equity share is computed by dividing the net profit/loss for the year attributable to equity shareholders by the weighted average number of equity shares outstanding during the year. Diluted earnings per share is computed by dividing the net profit/loss for the year attributable to equity shareholders by the weighted average number of equity shares outstanding during the year as adjusted for the effects of all potential equity shares on account of stock options outstanding. For the purpose of Earnings Per Share calculations, ADRs (American Depository Receipts) are converted to equity shares.

16

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

k)	Taxes

Income taxes comprise both current and deferred tax.

Current income tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws. Deferred tax is accounted for by computing the tax effect of timing differences, which arise during the year and reverse in subsequent periods. Deferred tax assets on account of accumulated losses, unabsorbed depreciation and other items are recognised only to the extent that there is virtual certainty of realisation of such assets in future.

Advance taxes and provisions for current income taxes are presented in the balance sheet after off-setting advance tax paid and income tax provision arising in the same tax jurisdiction and the Company intends to settle the asset and liability on a net basis.

l)	Cash and cash equivalent

The Company considers all highly liquid investments with a remaining maturity at the date of purchase of three months or less and that are readily convertible to known amounts of cash to be cash equivalents.

Cash and cash equivalents consist of cash on hand, balances in current accounts, deposits with banks which are unrestricted as to withdrawal and use.

m)	Research and development expenses

Revenue expenditure pertaining to research is charged to the Statement of Profit and Loss. Development costs of products are also charged to the Statement of Profit and Loss unless a product’s technological feasibility has been established, in which case such expenditure is capitalised. The amount capitalised comprises expenditure that can be directly attributed or allocated on a reasonable and consistent basis to creating, producing and making the asset ready for its intended use. Fixed assets utilised for research and development are capitalised and depreciated in accordance with the policies stated for Tangible Fixed Assets and Intangible Assets.

n)	Leases

Leasing of assets whereby the lessor essentially remains the owner of the asset is classified as operating leases. The payments made by the Company as lessee in accordance with operational leasing contracts or rental agreements are expensed proportionally during the lease or rental period respectively. Any compensation, according to agreement, that the lessee is obliged to pay to the lessor if the leasing contract is terminated prematurely is expensed during the period in which the contract is terminated.

o)	Provisions and Contingencies

A provision is recognized when the Company has a present obligation as a result of past event and it is probable that an outflow of resources will be required to settle the obligation, in respect of which reliable estimate can be made. Provisions (excluding retirement benefits) are not discounted to its present value and are determined based on best estimate required to settle the obligation at the balance sheet date. These are reviewed at each balance sheet date and adjusted to reflect the current best estimates. Contingent liabilities are not recognized but are disclosed in the notes to the financial statement. A contingent asset is neither recognized nor disclosed.

17

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

3.	SHARE CAPITAL

	As at March 31, 2014		As at March 31, 2013
	Number		Number
Authorised
Equity Shares of 5 each	24,000,000	120,000,000	24,000,000	120,000,000
Issued, Subscribed and Fully Paid up
Equity Shares of 5 each fully paid	14,810,178	74,050,890	14,810,178	74,050,890

a.	Reconciliation of shares outstanding at the beginning and at the end of the reporting period:

	As at March 31, 2014		As at March 31, 2013
	Number		Number
At the beginning of the year	14,810,178	74,050,890	14,810,178	74,050,890
Shares issued during the year (on account of Stock Options exercised)	-	-	-	-
Outstanding at the end of the period	14,810,178	74,050,890	14,810,178	74,050,890

b.	Shares held by Holding/Ultimate Holding Company and/or its subsidiaries/associates:

As at March 31, 2014		As at March 31, 2013
Number		Number

-	-	-	-

c.	Details of shares held by each shareholder holding more than 5% shares:

	As at March 31, 2014		As at March 31, 2013
Name of shareholder	Number	% Holding	Number	% Holding
Rediffusion Holdings Private Limited	2,200,002	14.85%	2,200,002	14.85%
Draper International India LP	2,178,000	14.71%	2,178,000	14.71%
Edelwiess Finance & Investments Limited.	1,523,000	10.28%	1,523,000	10.28%
Diwan Arun Nanda	1,244,740	8.40%	1,244,740	8.40%
Ajit Balakrishnan	1,100,190	7.43%	1,100,190	7.43%
Rediff.com India Limited Employee Trust	1,015,000	6.85%	1,015,000	6.85%

18

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

d.	Terms / rights attached to equity shares:

In respect of every ordinary share, voting right shall be in the same proportion as the capital paid upon such Ordinary share bears to the total paid up ordinary capital of the company.

Holders of ADRs are not entitled to attend or vote at shareholders meetings. Holders of ADRs may exercise voting rights with respect to ordinary shares represented by ADRs only in accordance with the provisions of the Company’s deposit agreement and Indian Law.

Each ADRs represents one half of an equity share.

4.	RESERVES AND SURPLUS

Reserves and surplus consist of the following reserves:

	As at March 31, 2014	As at March 31, 2013

Securities premium account
Opening balance	3,430,862,460	3,430,862,460
Addition during the year (on account of Stock Options exercised)	-	-
Closing balance	3,430,862,460	3, 430,862,460
Stock option outstanding account
Opening balance	127,901,477	116,531,258
ESOP Compensation Cost	68,50,338	11,370,219
Closing balance	134,751,815	127,901,477
(Deficit) in the statement of profit and loss
Opening balance	(1,618,135,961)	(1,078,080,372)
Deficit during the year	(726,354,232)	(540,055,589)
Closing balance	(2,344,490,193)	(1,618,135,961)
Total	1,221,124,082	1,940,627,976

5.	OTHER LONG-TERM LIABILITIES (UNSECURED)

Other long-term liabilities consist of the followings:

	As at March 31, 2014	As at March 31, 2013

Income received in advance	19,188,361	11,803,771
Total	19,188,361	11,803,771

19

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

6.	LONG – TERM PROVISIONS

Long –term provisions consist of following:

	As at March 31, 2014	As at March 31, 2013

Provision for employee benefits:
Gratuity (unfunded)	28,551,561	27,054,202
Compensated absence (unfunded)	27,378,251	29,749,948
Total	55,929,812	56,804,150

7.	OTHER CURRENT LIABILITIES

Other current liabilities consist of the followings:

	As at March 31, 2014	As at March 31, 2013

Capital creditors	177,000	11,130,238
Deposits from employees	3,849,887	3,849,887
Advance received from customers	14,810,399	9,659,003
Income received in advance	67,600,485	55,644,647
Other Liabilities	1,175,483	2,566,118
Statutory liabilities
Tax deducted at source Payable	8,292,895	9,682,865
Service Tax Payable	12,802,977	325,479
Others	2,623,519	2,725,134
Other payables to related parties (unsecured):
Rediff.com Inc.	37,815,555	36,051,903
Rediff Holding Inc.	3,805,388	6,492,621
Value Communication Corporation	8,404,747	6,966,436

Total	161,358,335	145,094,331

8.	SHORT – TERM PROVISIONS

Short-term provisions consist of the followings:

	As at March 31, 2014	As at March 31, 2013

Provision for employee benefits:
Gratuity (unfunded)	2,614,680	2,438,962
Compensated absence (unfunded)	5,592,159	5,005,640
Total	8,206,839	7,444,602

20

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

9.	FIXED ASSETS

Fixed assets consist of the followings: (Amount in )

Description	Gross Block as at April 1, 2013	Additions	Deletions	Gross Block as at March 31, 2014	Accumulated Depreciation as at April 1, 2013	Depreciation for the Year	Deletions	Accumulated Depreciation as at March 31, 2014	Net Block Value as at March 31, 2014	Net Block Value as at March 31, 2013
Tangible assets
Furniture and fixture	20,542,335	161,996	-	20,704,331	(18,542,998)	(594,816)	-	(19,137,814)	1,566,517	1,999,337
Computer	1,241,817,920	23,998,845	(330,853,350)	934,963,415	(1,124,616,248)	(81,178,890)	330,849,978	(874,945,160)	60,018,255	117,201,672
Office equipment	17,387,912	803,488	(2,148,397)	16,043,003	(12,275,082)	(1,133,511)	2,094,358	(11,314,235)	4,728,768	5,112,830
Vehicle	15,284,459	12,55,869	(1,433,488)	15,106,840	(6,275,260)	(1,874,451)	1,049,346	(7,100,365)	8,006,475	9,009,199
Leasehold Improvement	24,990,385	-	-	24,990,385	(16,378,512)	(2,009,806)	-	(18,388,318)	6,602,067	8,611,873
Total tangible assets	1,320,023,011	26,220,198	(334,435,235)	1,011,807,974	(1,178,088,100)	(86,791,474)	333,993,682	(930,885,892)	80,922,082	141,934,911
Previous year	1,443,776,115	50,410,014	(174,163,118)	1,320,023,011	(1,253,952,354)	(97,934,238)	173,798,492	(1,178,088,100)	141,934,911	-
Intangible assets
Software	228,439,244	59,259,480	-	287,698,724	(138,067,741)	(52,917,627)	-	(190,985,368)	96,713,356	90,371,503
Total intangible assets	228,439,244	59,259,480	-	287,698,724	(138,067,741)	(52,917,627)	-	(190,985,368)	96,713,356	90,371,503
Previous year	165,347,719	63,091,525	-	228,439,244	(82,585,619)	(55,482,122)	-	(138,067,741)	90,371503	-
Intangible assets under development	-	-	-	-	-	-	-	-	36,639,725	46,761,840
Grand Total	1,548,462,255	85,479,678	(334,435,235)	1,299,506,698	(1,316,155,841)	(139,709,101)	333,993,682	(1,121,871,260)	214,275,163	279,068,254

21

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

10.	NON-CURRENT INVESTMENTS

Non – current investments consists of the following:

	Face Value	No	As at March 31, 2014	As at March 31, 2013

Trade investments
A- Others, Fully paid equity shares (unquoted)
Traveljini.com Limited	10	88,350	60,300,253	60,300,253
Tachyon Technologies Pvt. Ltd.	10	13,177	41,700,000	41,700,000
Vakow Technologies Pvt. Ltd.	10	500,000	5,000,000	5,000,000
BigSlick Infotech Pvt. Ltd.	1	59,230	4,000,000	4,000,000
			111,000,253	111,000,253
B – Wholly Owned Subsidiary Companies,
Fully paid equity shares (unquoted)
Rediff Holding Inc., USA	$0.0001	11,066,667	1,134,483,000	1,134,483,000
Value Communication Corporation, USA	No par value	12,000,000	340,609,949	340,609,949
Vubites India Pvt. Ltd.	1	1,000,000	13,153,409	13,153,409
			1,488,246,358	1,488,246,358
Total (A+B)			1,599,246,611	1,599,246,611
Less Provision for diminution in value of investments			1,544,324,216	1,531,170,807
Net investments			54,922,395	68,075,804

Book value of unquoted investments (net of provisions for diminution) – 54,922,395 (Previous Year 68,075,804)

Note : The provision for diminution in value of investment is as under (Amount in ) :

Name of the Company	2013-14	2012-13
Traveljini.com Limited	60,300,253	60,300,253
Tachyon Technologies Pvt. Ltd.	41,700,000	41,700,000
Vakow Technologies Pvt. Ltd.	5,000,000	5,000,000
BigSlick Infotech Pvt. Ltd.	4,000,000	4,000,000
Rediff Holding Inc., USA	1,079,560,605	1,079,560,605
Value Communication Corporation, USA	340,609,949	340,609,949
Vubites India Pvt. Ltd.	13,153,409	-

TOTAL (Provision for diminution in value of investments)	1,544,324,216	1,531,170,807

22

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

11.	LONG –TERM LOANS AND ADVANCES (Unsecured)

Long – term loans and advances consists of the following:

	As at March 31, 2014	As at March 31, 2013

Considered Good
Rent deposits	40,836,191	39,987,191
Loans to employees	2,856,976	1,736,658
Recoverable taxes (net of provision of 2,075,691 as at March 31, 2013 and 2014)	57,085,836	154,563,726
Prepaid expenses.	10,677,323	10,180,497
Loans and advances to related parties:
Rediff.com India Ltd. Employee Trust	201,002,530	201,002,530
India Abroad Publication Inc.	-	70,165,914
Considered Doubtful
Loans and advances to related parties:
Vubites India Pvt. Ltd. 407,984,968
Less: diminution 407,984,968	-	311,667,416
	312,458,856	789,303,932

12.	TRADE RECEVABLES (Unsecured)

Trade receivables consist of the following:

		As at March 31, 2014	As at March 31, 2013

(a)	Over six months from the date they were due for payments
	(i) Considered good
	(ii) Considered doubtful	-	1,903,991
		22,460,553	21,876,674
		22,460,553	23,780,665
(b)	Others
	(i) Considered good	165,542,873	178,018,857
	(ii) Considered doubtful	9,113,482	-
		174,656,355	178,018,857
	Total (a+b)	197,116,908	201,799,522
	Less: Provision for doubtful debts	31,574,034	21,876,674
		165,542,874	179,922,848

23

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

13.	CASH AND CASH EQUIVALENT

Cash and cash equivalent consist of the following:

		As at March 31, 2014	As at March 31, 2013

(a)	Cash and cash equivalents
	Balances with banks
	In current account	110,761,734	48,037,231
	In EEFC account	4,777,355	3,030,808
	Cash on hand	5,211	5,211
		115,544,300	51,073,250
(b)	Other
	In deposits account	825,264,415	1,024,275,589
		825,264,415	1,024,275,589
	Total (a+b)	940,808,715	1,075,348,839

14.	SHORT-TERM LOANS AND ADVANCES (Unsecured, considered good)

Short-term loans and advances consist of the following:

	As at March 31, 2014	As at March 31, 2013

Supplier advances	3,715,561	2,627,115
Rent deposits	2,070,000	3,470,000
Loan to employees	1,933,265	2,087,726
Prepaid expenses	30,017,868	33,067,008
Other loans and advances	50,000	250,593
Total	37,786,694	41,502,442

15.	REVENUE FROM OPERATIONS

Revenue from operations consists of the following:

	For the year ended March 31, 2014	For the year ended March 31, 2013

Online advertising	468,372,011	452,709,343
Fee based services	316,008,924	220,324,728
Total	784,380,935	673,034,071

24

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

16.	OTHER INCOME (NET)

Other income (net) consists of the following:

	For the year ended March 31, 2014	For the year ended March 31, 2013

Interest income:
Interest on fixed deposits	80,787,692	106,201,609
Interest on income-tax refund	37,251,504	2,427,292
Interest others	1,534,748	1,817,423
Profit on sale of long-term investments	-	64,200,000
(Loss)/Gain on Sale of Fixed Assets	28,326	92,698
Miscellaneous Income	4,931,394	3,312,635
Provision for doubtful debts written back	-	5,199,050
Total	124,533,664	183,250,707

17.	EMPLOYEE BENEFIT EXPENSES

Employee benefit expenses consist of the following:

	For the year ended March 31, 2014	For the year ended March 31, 2013

Salaries and wages	316,882,634	338,974,679
Contribution to provident fund	12,385,149	12,799,836
Gratuity	3,018,443	7,434,551
ESOP compensation costs	6,850,338	11,370,219
Staff welfare expenses	7,788,115	7,041,401
Total	346,924,679	377,620, 686

25

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

18.	OPERATION AND OTHER EXPENSES

Operation and other expenses consist of the following:

	For the year ended March 31, 2014	For the year ended March 31, 2013

Content Charges	16,571,389	18,804,385
Domain registration charges	24,664,923	21,716,779
Subscription and SMS based costs	14,340,124	30,392,528
E-Commerce – Courier, Freight & Forward	116,345,249	64,041,628
Bandwidth	129,566,079	148,522,495
Software Usage charges	34,821,938	28,675,109
Product development charges	21,432,364	24,514,738
Advertising	24,467,840	2,657,840
Market support	71,060,592	41,166,234
Rent and amenities	48,938,073	48,725,211
Electricity charges	9,315,670	8,270,517
Telecommunication	3,761,659	4,329,895
Repairs and maintenance:
Computers	35,477,938	39,024,484
Others	1,479,941	1,263,830
Insurance	14,905,967	19,094,062
Travel and conveyance	27,006,621	32,460,137
Rates and taxes	251,696	353,732
Foreign exchange (gain)/ loss	(4,432,741)	495,334
Bank Charges	8,940,325	6,697,493
Provision for doubtful debts
Write off of provision	9,697,360
Bad debts written off	191,821	114,798,671
Write back of Provision		(114,798,671)
Legal and professional fees	35,317,761	33,796,435
Service Tax/Reversal of input credit (Refer note no. 32)	60,596,163	-
Other Miscellaneous expenses	22,777,922	24,116,850
Total	727,496,674	599,119,716

26

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

19.	AUDITOR’S REMUNERATION

		2013-14	2012-13

(i)	For service as auditors	2,000,000	2,000,000
(ii)	For taxation matters	200,000	700,000
(iii)	For other services (US GAAP and SOX)	7,050,000	7,050,000
(iv)	For reimbursement of expenses	82,523	34,171
(v)	For service tax*	1,153,500	1,209,324
		10,486,023	10,993,495

Auditors’ remuneration includes fees of NIL (2013: 5 Lacs) payable/ paid for professional services to a firm of chartered accountants in which some partners of the firm of statutory auditors are partners.

* Service tax credit has been availed.

20.	RETIREMENT BENEFIT PLAN

Defined – Benefit Plans

The Company offers its employees unfunded defined-benefit plan in the form of gratuity. This plan provides for a lump-sum payment to be made to vested employees at retirement, death or termination of employment. Commitments are actuarially determined at year-end. Actuarial valuation is done based on “Projected Unit Credit” method. Gains and losses of changed actuarial assumptions are charged to the Statement of Profit and Loss.

Defined benefit commitments:

	2013-14	2012-13
Benefit obligation at the beginning of the year	29,493,163	23,496,722
Actuarial loss/(gain)	(4,216,225)	1,008,042
Current service cost	4,604,420	4,139,798
Interest cost	2,630,248	2,286,710
Benefits paid	(1,345,365)	(1,438,109)
Benefit obligation at the end of the year	31,166,241	29,493,163

Expense on defined benefit plan:

	2013-14	2012-13
Service cost	4,604,420	4,139,798
Interest cost	2,630,248	2,286,710
Recognised net actuarial loss/(gain)	(4,216,225)	1,008,042
Net gratuity cost	3,018,443	7,434,550

27

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

The actuarial calculations used to estimate defined benefit commitments and expenses are based on the following assumptions which if changed, would affect the defined benefit commitment’s size and expense:

	2013-14	2012-13
Rate for discounting liabilities	9.00%	8.00%
Salary escalation rate	7.00%	7.00%
Expected rate of return on assets	0.00%	0.00%
Mortality rates	Indian Assured live mortality table (2006-08)	Indian Assured live mortality table (2006-08)

The estimate of future salary increase, considered in the actuarial valuation, take account of inflation, seniority, promotion, and other relevant factors. The above information is certified by the actuary.

Experience adjustment:

	2013-14	2012-13	2011-12	2010-11	2009-10

Defined benefit obligation	31,166,242	29,493,164	23,496,723	20,732,081	17,342,909
(Deficit)	(31,166,242)	(29,493,164)	(23,496,723)	(20,732,081)	(17,342,909)
Experience adjustment on plan liabilities	(1,104,278)	(544,577)	(55,456)	(1,058,058)	(1,231,042)

Defined-Contribution Plans

The Company makes contribution towards provident fund and family pension fund to a defined contribution retirement benefit plan for qualifying employees. The provident fund and pension fund are administered by the Government of India. Under the schemes, the Company is required to contribute a specified percentage of salary to the retirement benefit schemes to fund the benefits. A sum of 12,385,149 (Previous Year 12,799,836) has been charged to the revenue account in this respect.

21.	EMPLOYEE STOCK OPTION PLANS (ESOP)

(a) 2002 Stock Option Plan (2002 ESOP)

In January 2002, the Board of directors approved the 2002 Stock Option Plan (“2002 ESOP”) which provide for the grant of incentive stock options and non-statutory stock options to the Company’s employees. All options under these plans are exercisable for the ADRs of the Company. A total of 280,000 of the Company’s equity shares were reserved for issuance pursuant to 2002 ESOP.

28

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

	2002 ESOP
Number of options granted, exercised and forfeited during the year ended March 31,	Options	Weighted average exercise price	Range of exercise price	Weighted average remaining contractual life
Options outstanding, beginning of period	16,500
Expired	(4,750)	887
Options outstanding, end of period	11,750		110 to 980	5.3

Options exercisable as at March 31, 2014, were 8,000 (Weighted average exercise price 1,045).

(b) 2004 Stock Option Plan (2004 ESOP)

In June 2004, the Board of directors approved the 2004 Stock Option Plan (“2004 ESOP”) for grant of stock options to the Company’s employees. A total of 358,000 equity shares were reserved for issuance under the plan.

	2004 ESOP
Number of options granted, exercised and forfeited during the year ended March 31,	Options	Weighted average exercise price	Range of exercise price	Weighted average remaining contractual life
Options outstanding, beginning of period	135,112
Forfeited	(3,875)	331
Options outstanding, end of period	131,237		251 to 1,279	2.5

Options exercisable as at March 31, 2014, were 131,237 (Weighted average exercise price 697).

(c) 2006 Stock Option Plan (2006 ESOP)

The 2006 Stock Option Plan (“2006 ESOP”) was adopted and approved by the Compensation committee on June 20, 2006 in accordance with the approval granted by shareholders on March 31, 2006. A total of 670,000 equity shares were approved for issuance under the plan.

29

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

	2006 ESOP
Number of options granted, exercised and forfeited during the year ended March 31,	Options	Weighted average exercise price	Range of exercise price	Weighted average remaining contractual life
Options outstanding, beginning of period	505,813
Granted	1500	286
Forfeited	(16,750)	301
Options outstanding, end of period	490,563		10 to 1,279	4.9

Options exercisable as at March 31, 2014, were 442,938 (Weighted average exercise price 533).

(e) Method used for accounting for share based payment plan:

The Company has used the intrinsic value method to account for the compensation cost of stock option to employees of the company. Intrinsic value is the amount by which the quoted market price of the underlying share exceeds the exercise price of the option. The Company’s equity shares are currently traded on the NASDAQ Global Market in the form of ADRs.

30

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

(f) Fair Value Methodology:

The fair value of options used to compute pro forma net income and earnings per equity share have been estimated on the date of grant using Black-Scholes model.

	2013-14	2012-13
Net loss as reported	(726,354,232)	(540,055,589)
Add: Stock-based employee compensation	6,850,338	11,370,219
Less: Stock- based compensation expenses determined under fair value method (Proforma) #	29,230,896	41,214,467
Proforma net loss	(748,743,790)	(569,899,837)
Loss per share
Basic – as reported	(49.04)	(36.47)
–Proforma	(50.56)	(38.48)
Diluted – as reported	(49.04)	(36.47)
–Proforma	(50.56)	(38.48)

# includes stock based compensation cost in respect of stock options issued prior to implementation of Guidance Note on Accounting for Employee Share-based Payments adopted by the Company with effect from April 1, 2006.

The key assumptions used in Black-Scholes model for calculating fair value are: risk-free interest rate: 2.04% to 2.77%, expected life: 5.5 to 7 years, expected volatility of shares: 75.88% to 77.61% and expected growth life in dividend: 0%.

22.	SEGMENT REPORTING

The Company operates in a single business segment known as “India Online Business” and hence disclosure of segment information as per Accounting Standard 17 on Segment Reporting has not been presented.

23.	RELATED PARTY DISCLOSURES

I.	Names and relationships of related parties

a.	Subsidiary Companies:

Rediff Holdings, Inc., USA

Value Communications Corporation (“Valucom”), USA

Vubites India Private Limited (“Vubites”)

b.	Indirect subsidiaries:

Rediff.com, Inc., USA

India Abroad Publication, Inc.

India in New York Inc.

31

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

c.	Associate Companies:

Tachyon Technology Private Limited (“Tachyon”)

BigSlick Infotech Private Limited (“BigSlick”)

d.	Key Management Personnel:

Mr. Ajit Balakrishnan              Chairman and Managing Director

e.	Enterprise over which key management personnel are able to exercise significant influence:

Rediff.com India Employee Trust (“ESOP Trust”)

Rediffussion Holdings Private Limited

RDY&R Private Limited (“RDY&R”)

Quintrol Technologies Private Limited

Ajit Balakrishnan Estate and Securities Private Limited

Transactions with Related Parties during the year and balances outstanding as at March 31, 2014:

Name of the Related party	Transactions	2013-14	2012-13
Value CommunicationsCorporation	Payable as at year end, net	8,404,747	6,966,436
India abroad Publications, Inc.	Expenses incurred and other reimbursements by India Abroad Publication Inc on behalf of the Company	27,029	190,628
	Expenses incurred and other reimbursements by the Company on behalf of India Abroad Publications, Inc.	6,677,099	11,675,892
	Loan given during the year	27,783,000	27,181,146
	Loan Repaid during the year	83,666,293	NIL
	Loans and advances payable as at year end, net	NIL	70,165,914
Rediff.com, Inc.	Payable as at year end	37,815,555	36,051,903
Rediff Holdings, Inc.	Provision for diminution in value of Long Term Investment	NIL	266,183,605

32

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

Name of the Related party	Transactions	2013-14	2012-13
	Payable as at year end, net	3,805,388	6,492,621
Vubites India Private Limited	Expenses incurred and other reimbursements by the Company on behalf of Vubites India Private Limited	4,917,552	3,247,815
	Loan given during the year (Interest free)	91,400,000	61,540,000
	Loan and advances as at year end	NIL	311,667,416
	Provision for diminution in value of Long Term Investment, etc	421,138,377	NIL
Tachyon Technologies Limited	Product development expenses capitalised	Nil	52,000,00
	Payable as at year end	Nil	800,000
Rediff.com India Ltd Employee Trust	Loan and advances as at year end (Interest free)	201,002,530	201,002,530

33

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

24.	OBLIGATION TOWARDS OPERATING LEASES

The Company leases office space and residential apartments for employees under various operating leases. Operating lease expense that has been included in the determination of the net profit/loss is as follows:

	2013-14	2012-13
Office Premises	44,002,682	43,298,367
Residential flats for accommodation of employees	4,935,391	5,426,844
Total	48,938,073	48,725,211

The minimum annual rental commitments under operating leases are as follows:

	2013-14	2012-13
Not later than one year	19,585,513	18,023,487
Later than one year and not later than five years	5,123,324	210,000
Total payments	24,708,837	18,233,487

25.	EARNING PER EQUITY SHARES

		2013-14	2012-13
A.	Net (loss) attributable to equity shareholders ()	(726,354,232)	(540,055,589)
B.	Weighted average number of equity shares outstanding during the year	14,810,178	14,810,178
C.	Potentially dilutive equity share equivalents (stock options)	-	-
D.	Weighted average number of equity shares and potentially dilutive equity share equivalents outstanding	14,810,178	14,810,178
E.	Nominal value of Equity Shares ()	5.00	5.00
	Basic Earnings per Share ()	(49.04)	(36.47)
	Diluted Earnings per Share ()	(49.04)	(36.47)

34

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

26.	CONTINGENCIES AND CAPITAL COMMITMENTS

Contingent liabilities:

During previous year 2012-13, Company had received a demand notice from Income Tax Authorities resulting in a contingent liability of interest u/s. 201 (1A) of 8,524,108. This was mainly on account of disallowance of payment made for purchase of bandwidth on which tax had not been deducted at source for the assessment years 2010-11 and 2011-12. The Company has paid 4,039,200 under protest and matter is pending with the Commissioner of Income Tax (Appeal).

The Income tax authorities in India have disallowed certain expenses claimed by the Company for certain years which if confirmed by the appellate authorities will be adjusted against the income tax carry forward losses claimed by the Company and not result in outflow of resources embodying economic benefits.

The Company has lodged appropriate proceedings with the relevant income tax authorities and expects to prevail in the appellate proceedings

The Company is also subject to other legal proceedings and claims, which have arisen in the ordinary course of its business. Those actions, when ultimately concluded and determined, will not, in the opinion of management, have a material effect on the results of operations, cash flows or the financial position of the Company.

The Company has not recognized any loss accrual for the litigation disputes as the Company believes that it is probable that it would be successful on resolution of the litigation. The maximum total loss relating to these disputes would be 2,251,040 (previous year 2,251,040) excluding any interest and penalty which amount cannot be reasonably estimated.

Capital Commitments :

	2013-14	2012-13
Estimated amount of contracts remaining to be executed on capital account and not provided for	46,561,582	36,738,160

35

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

27.	DERIVATIVE TRANSACTION

The Company has not entered in to any derivative transaction during the years ended March 31, 2014 and 2013.

Foreign exchange currency exposures not hedged by derivative instruments are:

		2013-14		2012-13
Sl. No.	Particulars	Amount $	Amount	Amount $	Amount
1	Amount receivable on account of sale of services	269,097	16,172,706	576,290	31,386,588
2	Creditors payable on account of foreign currency expenditure	(167,928)	(10,092,464)	(84,438)	(4,592,508)
3	Foreign currency bank balances	79,490	4,777,354	55,825	3,030,808
4	Amount (Payable) / Receivable (to)/from subsidiary companies	(832,374)	(50,025,690)	538,181	29,271,290

28.	MICRO AND SMALL ENTERPRISES

The information regarding Micro Enterprises and Small Enterprises has been determined to the extent such parties have been identified on the basis of information available with the Company.

29.	INCOME IN FOREIGN CURRENCIES

		2013-14	2012-13
(i)	E-commerce services	1,505,454	1,424,585
(ii)	Media, mobile and others services	82,337,466	27,981,955

	Total	83,842,920	29,406,540

36

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

30.	EXPENDITURE IN FOREIGN CURRENCIES

Particulars		2013-14	2012-13
(i)	Professional charges	9,984,498	17,476,742
(ii)	Product development	5,535,833	4,808,619
(iii)	Dataline/ internet charges	4,014,196	8,604,741
(iv)	Listing fees	450,750	2,091,033
(v)	Software usage charges	29,931,999	14,005,397
(vi)	Purchase of email domains	22,293,725	16,926,127
(vii)	Advertising expenses	191,904	-
(viii)	Other matters	705,839	2,111,690

	Total	73,108,744	66,024,349

31.	PROVISION FOR DIMINUTION OF INVESTMENT AND LOAN

As at the year end 2014, the Company made provisions to recognise the other-than-temporary decline in the value of its long term investment and loan to its subsidiary company Vubites India Private Limited amounting to 13,153,409 and Rs. 407,984,968, respectively. During the previous year ended March 31, 2013, the Company had made an impairment provision to recognise the other-than-temporary decline in the value of its long term investment in its subsidiary company Rediff Holding Inc., USA amounting to 266,183,605.

32.	NOTE ON SERVICE TAX/REVERSAL OF INPUT CREDIT

The operating expenses (Note no. 18) includes an expense relating to service tax amounting to 60,596,163 (including resultant interest of 4,085,191)  26,379,570 pertaining to service tax of the previous year (including resultant interest of 1,642,122)] arising from an inadvertent excess availment of Cenvat credit against “selling of space or time slots for advertisements other than broadcast by radio or television” which were covered under negative list from July 2012. The company is in the process of determining and discharging its net unpaid obligations, as at 31 March 2014, of Rs. 12,802,977 in this regard.

37

REDIFF.COM INDIA LIMITED

Notes forming part of the Financial Statements

33.	DEFERRED TAX ASSET

The items that could have resulted in deferred tax assets mainly include the net operating loss and unabsorbed depreciation carry-forward, depreciation, retirement benefits and provisions for bad and doubtful debts. Such deferred tax assets have not been recognised since there is no virtual/ reasonable certainty that sufficient future taxable income will be available against which such deferred tax assets can be realised.

34.	US BRANCH OFFICE

During the fiscal year ended March 31, 2014, Rediff opened a branch office in the United States of America. Its prime objective is to facilitate and expand the online advertising business in USA.

35.	The previous year figures have been regrouped/ rearranged as necessary to make them comparable with those of the current year

For and on behalf of the Board of Directors

/s/ Ajit Balakrishnan	/s/ Sunil Phatarphekar
Chairman & Managing Director	Director
DIN: 00073814	DIN: 00005164

/s/ Jyoti Ravi Sachdeva Company Secretary Mumbai, India FCS 6794 Date: September 4, 2014

38

Statement pursuant to Section 212 of the Companies Act 1956

relating to the Subsidiary Companies

	Rediff Holdings Inc.	Value Communications Corporation	Vubites India Private Ltd.
A. Name of the Subsidiary

B. Financial year of the subsidiary ended on	31-Mar-2014	31-Mar-2014	31-Mar-2014

C. The Company's interest in the subisidiary on the aforesaid date

a) Number of shares held	11,066,667	12,000,000	1,000,000

b) Face Value per share	$0.0001	No par value	Rs. 1/-

c) extent of Holding	100%	100%	100%

D. The net aggregate of Profits/(losses) of the subsidiary so far it concerns the members of the company

a) Not dealt with in the accounts of the company amounted to

1. For the Subsidiary's financial year ended as in "B" above

Equivalent to INR*	141,188,163	Nil	(134,730,186)

2. For the previous financial years of the Subsidiary since it became the Company's Subsidiary

Equivalent to INR*

b) Dealt with in the accounts of the company amounted to

1. For the Subsidiary's financial year ended as in "B" above

Equivalent to INR*

2. For the previous financial years of the Subsidiary since it became the Company's Subsidiary

Equivalent to INR*

*	Exchange rate used : 1 USD = Rs. 60.1

Disclaimer:

We have translated the foreign currency amounts in the financial data derived from our Subsidiaries financial statements at the closing rate as on March 31, 2014. The transactions should not be considered as a representation that such foreign currency amounts have been, could have been or could be converted in to Rupees at any particular rate, the rate stated above, or at all

For and on behalf of the Board

Place: Mumbai, India	/s/ Ajit Balakrishnan	/s/ Sunil Phatarphekar
Date: September 4, 2014	Chairman & Managing Director	Director
	DIN: 00073814	DIN: 00005164

/s/ Jyoti R Sachdeva
Company Secretary
FCS 6794

39

DIRECTORS’ REPORT

To,

The Members of Vubites India Private Limited

Your Directors are pleased to submit the Annual Report of the Company together with the Audited Statement of Accounts for the year ended 31st March 2014.

1.	FINANCIAL AND OPERATING RESULTS

During the year under review, the Company had incurred a loss of 135 million (previous year 111 million) after providing for depreciation of 48 million (previous year 60 million) and the said loss is carried forward to the next year.

2.	DIVIDEND

Your Directors do not recommend any dividend for the year ended on March 31, 2014.

3.	DEPOSITS

The Company has not accepted any deposits within the meaning of Section 58A of the Companies Act, 1956 during the year under review.

4.	DIRECTORS

No director of the Company has been disqualified to be a Director of the Company on account of non compliance with any of the provisions of the Companies Act, 1956.

5.	COMPLIANCE CERTIFICATE

In accordance with Section 383A of the Companies Act, 1956 and Companies (Compliance Certificate) Rules, 2001, the Company has obtained a Certificate from a Secretary in whole time practice confirming that the Company has complied with all the provisions of the Companies Act, 1956 during the period under review and a copy of such certificate is annexed to this Report.

6.	DIRECTORS’ RESPONSIBILITY STATEMENT

Pursuant to the provisions of Section 217(2AA) of the Companies Act, 1956, Directors of your Company wish to state that:

i)	In the preparation of the annual accounts for the year ended on March 31, 2014, the applicable accounting standards have been followed along with proper explanation relating to material departures;

40

ii)	The directors have selected such accounting policies and applied them consistently and made judgments and estimates that are reasonable and prudent so as to give true and fair view of the state of affairs of the Company at the end of the said financial year and of the loss of the Company for the year ended as on that date;

iii)	The directors have taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of the Companies Act, 1956 for safeguarding the assets of the Company and for preventing and detecting fraud and other irregularities;

iv)	The directors have prepared the annual accounts for the financial year ended 31st March 2014 on a going concern basis.

7.	INFORMATION PURSUANT TO SECTION 217(2B) OF THE COMPANIES ACT, 1956

There was no buy back of company’s shares during the financial year in terms of provisions of Section 77A (4) of the Companies Act, 1956.

8.	INFORMATION PURSUANT TO SECTION 217(1)(d) OF THE COMPANIES ACT, 1956

There are no material changes and commitments, affecting the financial position of the Company which have occurred between the end of the financial year of the Company to which the balance sheet relates and the date of this report.

9.	INFORMATION PURSUANT TO SECTION 217(1)(e) OF THE COMPANIES ACT, 1956

Information required to be provided under section 217(1)(e) of the Companies Act, 1956 read with the Companies (Disclosure of Particulars in the Report of the Board of Directors) Rules, 1988 in relation to Conservation of Energy and Technology Absorption are currently not applicable to the Company. The details with respect to the Foreign Exchange Earnings and Outgo of the Company for the year ended on 31st March 2014 are given below:

Earnings	:	Nil
Outgo	:	Nil

10.	PARTICULARS OF EMPLOYEES UNDER SECTION 217(2A) OF THE COMPANIES ACT, 1956

There was no employee in the Company during the period under review that is in receipt of remuneration in excess of the limits specified in Section 217(2A) of the Companies Act, 1956.

41

11.	AUDITORS

M/s. Vivek Mestry and Associates, Chartered Accountants (Reg. no. 115553W), the Statutory Auditors of Company and who hold the office till the conclusion of ensuing Annual General Meeting are eligible to be re-appointed as the Statutory Auditors of the Company till the conclusion of next Annual General Meeting. The Company has received from the Auditors undertaking their eligibility to accept the office, if reappointed. The members are requested to consider their re-appointment as set out in the Notice convening the Annual General Meeting.

The observations made by the Auditors’ in their report and notes to accounts are self- explanatory and do not call for any further comments.

For and on behalf of the Board of Directors
Place : Mumbai
Date : September 4, 2014
	/s/ Swasti Bhowmick	/s/ Ashish Mehrotra
	Director	Director
	Din – 02411091	Din - 02393919

42

Independent Auditors’ Report

TO THE MEMBERS OF VUBITES INDIA PRIVATE LIMITED

REPORT ON THE FINANCIAL STATEMENTS

We have audited the accompanying financial statements of Metaphor Communications Private Limited (the Company), which comprise the Balance Sheet as at March 31, 2014 and the Statement of Profit and Loss for the year then ended, and a summary of significant accounting policies and other explanatory information.

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

The Company’s Management is responsible for the preparation of these financial statements that give a true and fair view of the financial position, financial performance and cash flows of the Company in accordance with the Accounting Standards notified under the Companies Act, 1956 (the Act) read with the  General Circular 15/2013 dated 13th September, 2013 of the Ministry of Corporate Affairs in respect of Section 133 of the Companies Act, 2013 and in accordance with the accounting principles generally accepted in India. This responsibility includes the design, implementation and maintenance of internal control relevant to the preparation and presentation of the financial statements that give a true and fair view and are free from material misstatement, whether due to fraud or error.

AUDITORS’ RESPONSIBILITY

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the Standards on Auditing issued by the Institute of Chartered Accountants of India. Those Standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of the accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

43

OPINION

In our opinion and to the best of our information and according to the explanations given to us, the aforesaid financial statements give the information required by the Act in the manner so required and give a true and fair view in conformity with the accounting principles generally accepted in India:

(a) In the case of the Balance Sheet, of the state of affairs of the Company as at March 31, 2014;

(b) In the case of the Statement of Profit and Loss, of the loss of the Company for the year ended on that date; and

REPORT ON OTHER LEGAL AND REGULATORY REQUIREMENTS

This report does not include a statement on the matters specified in paragraph 4 of the Companies (Auditors Report) Order, 2003 and amendment thereto by the Companies (Auditors Report) (Amendment) Order, 2004, issued by the Department of the Companies Affaires, in terms of Section 227(4A) of the Co. Act, 1956, since in our opinion and according to the information & explanations given to us, the said Order is not applicable to the Company.

As required by Section 227(3) of the Act, we report that:

a. We have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit;

b. In our opinion, proper books of account as required by law have been kept by the Company so far as appears from our examination of those books.

c. The Balance Sheet and the Statement of Profit and Loss dealt with by this Report are in agreement with the books of account.

d. In our opinion, the Balance Sheet and the Statement of Profit and Loss comply with Accounting Standards notified under the Act read with the General Circular 15/2013 dated 13th September, 2013 of the Ministry of Corporate Affairs in respect of Section 133 of the Companies Act, 2013.

e. On the basis of the written representations received from the directors as on March 31, 2014, taken on record by the Board of Directors, none of the directors is disqualified as on March 31, 2014, from being appointed as a director in terms of Section 274(1)(g) of the Act.

For Vivek Mistry & Associates
Chartered Accountants
(Firm Registration No. 115553W)

/s/ Vivek Mestry
Proprietor
Membership No: 49628

Place: Mumbai

Date: September 4, 2014

44

VUBITES INDIA PRIVATE LIMITED

Balance Sheet as at March 31, 2014

(in Rupees)

Particulars		Note No.	As at March 31, 2014	As at March 31, 2013

A	EQUITY AND LIABILITIES

1	Shareholders’ funds

	(a) Share capital	3	1,000,000	1,000,000
	(b) Reserves and surplus	4	(388,597,226)	(253,867,040)
			(387,597,226)	(252,867,040)
2	Non-current liabilities
	Other Long Term Liabilities	5	407,984,968	311,667,416
	Long-term provisions	6	2,940,933	3,239,463
			410,925,901	314,906,879
3	Current liabilities
	(a) Trade payables	7	10,217,492	9,157,596
	(b) Other current liabilities	8	7,070,937	2,789,685
	(c) Short-term provisions	9	460,773	528,605
			17,749,202	12,475,886

	TOTAL		41,077,877	74,515,725

B	ASSETS

1	Non-current assets
	(a) Fixed assets	10
	(i) Tangible assets		11,988,416	32,125,417
	(ii) Intangible assets		128,628	24,852,932
			12,117,044	56,978,349
	(b) Long-term loans and advances	11	11,696,507	6,798,229
			23,813,552	63,776,578
2	Current assets
	(a) Trade receivables	12	1,848,684	1,235,357
	(b) Cash and cash equivalents	13	5,830,238	3,681,114
	(c) Short-term loans and advances	14	9,585,405	5,822,676
			17,264,327	10,739,147

	TOTAL		41,077,877	74,515,725

	Significant accounting policies & Notes on financial statements	1-27

In terms of our report attached.	For and on behalf of the Board of Directors
For Vivek Mestry & Associates	For Vubites India Pvt. Ltd
Chartered Accountants
Registeration no. 115553W

/s/Vivek Mestry
Proprietor	/s/Swasti Bhomick	/s/Ashish Mehrotra
Membership no. 49628	Director	Director
	DIN – 02411091	DIN No - 02393919

Mumbai, India	Mumbai, India
Dated: Sep 4,2014	Dated: Sep 4,2014

45

VUBITES INDIA PRIVATE LIMITED

Profit and loss statement for the year ended March 31, 2014

(in Rupees)

Particulars		Note No.	For the year ended March 31, 2014	For the year ended March 31, 2013

1	Revenue from operations	15	27,059,217	9,837,966

2	Other income (net)	16	175,087	1,513,670

	TOTAL REVENUE		27,234,304	11,351,636

3	Expenses:
	(a) Employee benefit expenses	17	35,245,032	32,418,758
	(b) Depreciation and amortization expenses	10	47,542,290	59,810,277
	(c) Operation and other expenses	18	79,177,168	29,807,046

	TOTAL EXPENSES		161,964,490	122,036,081

4	LOSS FOR BEFORE TAX		(134,730,186)	(110,684,445)

	Tax Expense
	Current tax expense for prior years		-	-

	LOSS FOR THE YEAR		(134,730,186)	(110,684,445)

5	Earnings per equity share - Basic and Diluted	24	(134.73)	(110.68)

	Significant accounting policies & Notes on financial statements	1-27

In terms of our report attached.	For and on behalf of the Board of Directors
For Vivek Mestry & Associates	For Vubites India Pvt. Ltd
Chartered Accountants
Registeration no. 115553W

/s/Vivek Mestry
Proprietor	/s/Swasti Bhomick	/s/Ashish Mehrotra
Membership no. 49628	Director	Director
	DIN - 02411091	DIN No - 02393919

Mumbai, India	Mumbai, India
Dated: Sep 4,2014	Dated: Sep 4,2014

46

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

1.	CORPORATE INFORMATION

Vubites India Private Limited (“Vubites” or “the Company”) is in the business of providing web-based tools that small merchants, who doesn’t have a media planner can create their media plan without any help and a technology and can use to create low cost TV advertisements of their own, which play on television directly at the local level.

2.	SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation of financial statements

The financial statements are prepared as per historical cost convention and in accordance with the generally accepted accounting principles in India, the provisions of the Companies Act, 1956, and the applicable Accounting Standards referred to in section 211(3C) of the Companies Act, 1956. All income and expenditure having material bearing on the financial statements are recognised on accrual basis.

b.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Differences between actual results and estimates are recognised in the periods in which the results materialise or are known.

c.	Revenue recognition

The Company offers web-based tools that small merchants can use to create low cost TV ads of their own and in mpeg 2 format, which, play on television directly, a tool where the small merchant who doesn’t have a media planner can create their media plan without any help and a technology to insert TV ads at the local level. Revenue is recognised ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable.

d.	Tangible assets, intangibles, depreciation and amortisation

Tangible Assets

Tangible assets are stated at cost less depreciation. Depreciation on fixed assets other than leasehold improvements is using the straight-line method and in the manner specified under Schedule-XVI of the Companies Act, 1956.

Expenditure on leasehold improvements is amortised equally over a period of lease.

Intangible Assets

Intangible Assets are stated at cost less amortisation. Software includes costs incurred in the operations stage that provides additional functions or features to the Company's website. These are amortised over their estimated useful life of one to three years Maintenance expenses or costs that do not result in new features or functions are expensed as product development costs, when incurred.

47

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

e.	Impairment of assets

The carrying values of assets of the Company’s cash-generating units are reviewed for impairment annually or more often if there is an indication of decline in value. If any indication of such impairment exists, the recoverable amounts of those assets are estimated and impairment loss is recognised, if the carrying amount of those assets exceeds their recoverable amount. The recoverable amount is the greater of the net selling price and their value in use. Value in use is arrived at by discounting the estimated future cash flows to their present value based on appropriate discount factor.

f.	Employee benefits

(i) Short term

Short term employee benefits are recognised as an expense at the undiscounted amount expected to be paid over the period of services rendered by the employees to the Company.

(ii) Long term

The Company has both defined-contribution and defined-benefit plans.

o	Defined-benefit plans

The obligation for the unfunded defined-benefit gratuity is calculated as at the balance sheet date by independent actuaries in a manner that distributes expenses over the employees’ working life and fully provided for. These commitments are valued at the present value of the expected future payments, with consideration for calculated future salary increases, using a discount rate corresponding to the interest rate estimated by the actuary having regard to the interest rate on government bonds with a remaining term that is almost equivalent to the average balance working period of employees.

o	Defined-contribution plans

These are plans in which the Company pays pre-defined amounts to separate funds. These comprise of contributions to the employees’ provident fund and family pension fund. The Company’s payments to the defined-contribution plans are reported as expenses during the period in which the employees perform the services that the payment covers.

(iii) Other employee benefits

Compensated absences which accrue to employees and which can be carried to future periods but are expected to be encashed or availed in twelve months immediately following the year end are reported as expenses during the year in which the employees perform the services that the benefit covers and the liabilities are reported at the undiscounted amount of the benefits after deducting amounts already paid. Where there are restrictions on availment of encashment of such accrued benefit or where the availment or encashment is otherwise not expected to wholly occur in the next twelve months, the liability on account of the benefit is actuarially determined using the projected unit credit method

48

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

g.	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Monetary items denominated in a foreign currency are translated using the exchange rates prevailing at the date of Balance Sheet. Exchange gains / losses on account of exchange difference either on settlement or translation are recognised in Profit and Loss Statement.

h.	Stock based compensation

The Company accounts for compensation expense under the Employee Stock Option schemes using the intrinsic value method as per the Guidance Note “Accounting for Employee Share-based Payments” issued by the Institute of Chartered Accountants of India.

i.	Earnings per share

Basic earnings per share is computed by dividing the net profit/loss for the year attributable to equity shareholders by the weighted average number of equity shares outstanding during the year.

j.	Taxes

Income taxes comprise both current and deferred tax.

Current income tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws. Deferred tax is accounted for by computing the tax effect of timing differences, which arise during the year and reverse in subsequent periods. Deferred tax assets on account of accumulated losses, unabsorbed depreciation and other items are recognised only to the extent that there is virtual certainty of realisation of such assets in future.

Advance taxes and provisions for current income taxes are presented in the balance sheet after off-setting advance tax paid and income tax provision arising in the same tax jurisdiction and the Company intends to settle the asset and liability on a net basis.

k.	Cash and cash equivalent

The Company considers all highly liquid investments with a remaining maturity at the date of purchase of three months or less and that are readily convertible to known amounts of cash to be cash equivalents.

Cash and cash equivalents consist of cash on hand, balances in current accounts, deposits with banks which are unrestricted as to withdrawal and use.

l.	Research and development expenses

Revenue expenditure pertaining to research is charged to the Statement of Profit and Loss. Development costs of products are also charged to the Statement of Profit and Loss unless a product’s technological feasibility has been established, in which case such expenditure is capitalised. The amount capitalised comprises expenditure that can be directly attributed or allocated on a reasonable and consistent basis to creating, producing and making the asset ready for its intended use. Fixed assets utilised for research and development are capitalised and depreciated in accordance with the policies stated for Tangible Fixed Assets and Intangible Assets.

49

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

m.	Leases

Leasing of assets whereby the lessor essentially remains the owner of the asset is classified as operating leases. The payments made by the Company as lessee in accordance with operational leasing contracts or rental agreements are expensed proportionally during the lease or rental period respectively. Any compensation, according to agreement, that the lessee is obliged to pay to the lessor if the leasing contract is terminated prematurely is expensed during the period in which the contract is terminated.

n.	Provisions and Contingencies

A provision is recognized when the Company has a present obligation as a result of past event and it is probable that an outflow of resources will be required to settle the obligation, in respect of which reliable estimate can be made. Provisions (excluding retirement benefits) are not discounted to its present value and are determined based on best estimate required to settle the obligation at the balance sheet date. These are reviewed at each balance sheet date and adjusted to reflect the current best estimates. Contingent liabilities are not recognized but are disclosed in the notes to the financial statement. A contingent asset is neither recognized nor disclosed.

3.	SHARE CAPITAL

	As at march 31, 2014		As at march 31, 2013
	Number		Number
Authorised
Equity Shares of Re.1 each	10,000,000	10,000,000	10,000,000	10,000,000

Issued, Subscribed and Fully Paid up	1,000,000	1,000,000	1,000,000	1,000,000
Equity Shares of Re.1 each fully paid	1,000,000	1,000,000	1,000,000	1,000,000

a.	Reconciliation of shares outstanding at the beginning and at the end of the reporting period:

	As at march 31, 2014		As at march 31, 2013
	Number		Number
Shares outstanding at the beginning and end of the year	1,000,000	1,000,000	1,000,000	1,000,000

Shares outstanding at the end of the year	1,000,000	1,000,000	1,000,000	1,000,000

50

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

b.	Shares held by Holding/Ultimate Holding Company and/or its subsidiaries/associates:

	As at march 31, 2014		As at march 31, 2013
	Number		Number
Rediff.com India Ltd. (Holding company)	1,000,000	1,000,000	1,000,000	1,000,000

c.	Shares held by each shareholder holding more than 5% shares:

	As at march 31, 2014		As at march 31, 2013
	No of Shares Held	% of Holding	No of Shares Held	% of Holding
Rediff.com India Ltd.	1,000,000	100%	1,000,000	100%

4.	RESERVES AND SURPLUS

Reserves and surplus consist of the following reserves:

	As at March 31, 2014	As at March 31, 2013

Statement of Profit & Loss
Opening balance	(253,867,040)	(143,182,595)
Deficit during the year	(134,730,186)	(110,684,445)
Closing balance	(388,597,226)	(253,867,040)
Total	(388,597,226)	(253,867,040)

5.	OTHER LONG TERM LIABILITIES

Other Long Term Liabilities consist of following:

	As at March 31, 2014	As at March 31, 2013

Other payable to related party (Unsecured)
Rediff.com India Limited	407,984,968	311,667,416
Total	407,984,968	311,667,416

51

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

6.	LONG – TERM PROVISIONS

Long – Term provisions consist of following:

	As at March 31, 2014	As at March 31, 2013

Provision for employee benefits:
Gratuity	1,209,726	1,254,182
Compensated absence	1,731,207	1,985,281
Total	2,940,933	3,239,463

7.	TRADE PAYABLES

Trade Payables consist of following:

	As at March 31, 2014	As at March 31, 2013

Trade payables	1,02,17,492	9,157,596
Total	1,02,17,492	9,157,596

8.	OTHER CURRENT LIABILITIES

Other Current Liabilities consist of the followings:

	As at March 31, 2014	As at March 31, 2013

a) Statutory liabilities
Tax deducted at source Payable	651,513	314,769
Provident Fund Payable	276,939	221,676
Others	7,424	15,350
b) Advances from customers	6,135,061	2,237,890
Total	7,070,937	2,789,685

9.	SHORT – TERM PROVISIONS

Short-term provisions consist of the followings:

	As at March 31, 2014	As at March 31, 2013

Provision for employee benefits:
Gratuity	103,007	156,110
Compensated absence	357,766	372,495
Total	460,773	528,605

52

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

10.	FIXED ASSETS

Fixed assets consist of the followings: (Amount in )

	Gross Block				Accumulated Depreciation / Amortisation				Net Block
Description	As at 01/04/2013	Additions	Deletions	As at 31/03/2014	As at 01/04/2013	Additions	Deletions	As at 31/03/2014	As at 31/03/2014	As at 31/03/2013
Tangible Assets
Leasehold improvements	14,57,434	-	-	14,57,434	14,57,434		-	14,57,434	-	-
Furniture and fixtures	3,20,920	-	-	3,20,920	2,17,028	71,980	-	2,89,008	31,912	1,03,892
Electrical Fittings	2,64,670	-	-	2,64,670	1,65,622	99,048	-	2,64,670	-	99,048
Office Equipment	5,51,496	-	-	5,51,496	3,03,357	1,81,919	-	4,85,276	66,220	2,48,139
Computers	8,72,97,294	26,80,986	-	8,99,78,280	5,56,22,956	2,24,65,038	-	7,80,87,994	1,18,90,285	3,16,74,338

Total tangible Assets	8,98,91,814	26,80,986	-	9,25,72,800	5,77,66,397	2,28,17,987	-	8,05,84,383	1,19,88,416	3,21,25,417
Previous year	8,11,77,447	87,14,367	-	8,98,91,814	3,47,83,886	2,29,82,511	-	5,77,66,397	3,21,25,417	-
Intangible Assets
Software	11,05,42,454	-	-	11,05,42,454	8,56,89,522	2,47,24,304	-	11,04,13,825	1,28,628	2,48,52,932

Total intangible assets	11,05,42,454	-	-	11,05,42,454	8,56,89,522	2,47,24,304	-	11,04,13,825	1,28,628	2,48,52,932
Previous year	11,04,11,392	1,31,062	-	11,05,42,454	4,88,61,756	3,68,27,766	-	8,56,89,522	2,48,52,932	-
Grand Total	20,04,34,268	26,80,986	-	20,31,15,254	14,34,55,919	4,75,42,290	-	19,09,98,209	1,21,17,044	5,69,78,349
Previous year	19,15,88,839	88,45,428	-	20,04,34,268	8,36,45,642	5,98,10,277	-	14,34,55,919	5,69,78,349	-

53

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

11.	LONG –TERM LOANS AND ADVANCES (Unsecured)

Long – term loans and advances consists of the following:

	As at March 31, 2014	As at March 31, 2013

Unsecured Considered Good
Rent deposits	950,400	950,400
Employee Advances	269,954	827,750
Prepaid expenses	-	11,630
Recoverable taxes	10,476,153	5,008,449
Total	11,696,507	6,798,229

12.	TRADE RECEIVABLES (Unsecured)

Trade Receivables consists of the following:

	As at March 31, 2014	As at March 31, 2013

Unsecured:
a) Debts outstanding for more than six months from the date they are due for payment.
- Considered good	-	-
- Considered doubtful	1,663,877	-
	1,663,877	-
b) Other Debts
- Considered good	1,848,684	1,235,357
- Considered doubtful	607,405	-
	2,456,089
Less: Provision for Doubtful Debts	(2,271,282)	-
Total	1,848,684	1,235,357

54

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

13.	CASH AND BANK BALANCES

Cash & Bank Balances consists of the following:

	As at March 31, 2014	As at March 31, 2013

(i) Balances with Banks :
In Current Accounts	5,693,642	3,562,423
In Fixed Deposit Accounts	123,244	113,866

(ii) Cash in Hand	13,352	4,825

Total	5,830,238	3,681,114

Note:

The deposits maintained by the Company with the bank comprise of time deposits, which can be withdrawn by the Company at any time without prior notice or penalty on the principal.

14.	SHORT TERM LOANS & ADVANCES

Short Term Loans & Advances consists of the following:

	As at March 31, 2014	As at March 31, 2013

Unsecured considered good :
a) Employee Advances	595,576	678,426
b) Capital advance	1,330,806	1,187,768
c) Advance to vendors	6,748,322	1,958,213
d) Security deposit to vendors	300,000	1,800,000
e) Prepaid expenses	610,700	198,269
Total	9,585,405	5,822,676

15.	REVENUE FROM OPERATIONS:

Revenue from Operation consists of the following:

	As at March 31, 2014	As at March 31, 2013

Advertising Receipts (Net of Service Tax)	2,70,59,217	9,837,966
Total	2,70,59,217	9,837,966

55

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

16.	OTHER INCOME

Other Income consists of the following:

	As at March 31, 2014	As at March 31, 2013

Interest Received	26,430	25,977
Miscellaneous Income	5,619
Foreign exchange gain	143,038
Total	175,087	1,513,670

17.	EMPLOYEE BENEFIT EXPENSES

Employee Benefit Expenses consists of the following:

	As at March 31, 2014	As at March 31, 2013

Salaries and wages	32,993,351	30,144,337
Gratuity	215,021	492,719
Contribution to PF	1,476,927	1,344,714
Staff welfare	5,59,733	436,988
Total	3,52,45,032	32,418,758

56

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

18.	OTHER EXPENSES

Other Income consists of the following:

	As at March 31, 2014	As at March 31, 2013

Advertisement insertion charges	4,84,49,081	15,215,432
MSO MG Charges	1,10,45,155	-
MSO Internet Charges	7,03,469	-
Bandwidth charges	7,68,239	792,450
Rent and amenities	1,903,502	2,161,001
Electricity charges	542,684	772,100
Telecommunication	393,765	146,588
Repairs and maintenance
Computer	3,77,658	359,111
Other	82,665	144,063
Insurance	5,10,460	65,950
Travel and conveyance	37,05,341	1,842,395
Rates and Taxes	3,75,033	39,064
Legal and Professional Fees	42,64,512	4,083,831
Commission & Brokerage	-	28,000
Office Expenses	55,007	102,060
Product Development Charges	-	100,000
Freight & Forwarding Charges	44,755	133,327
Security Service Charges	199,720	149,561
Consumables - Stores & Spares	3,39,878	662,699
Sundry balances written off	-
Virtual Storage / Servers	12,86,985	1,353,229
Office Maintenance	1,259,397	1,259,398
Foreign Exchange Loss	-	150,331
Provision for doubtful debts	22,71,282	-
Miscellaneous expenses	5,98,580	246,456

Total	79,177,168	29,807,046

19.	Expenditure In Foreign Currency (on accrual basis):

Particulars	2013-14	2012-13

Software cards	-	2,499,921
Total	-	2,499,921

57

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

20.	Payment to auditors (net of service tax):

Particulars	2013-14	2012-13

a) Statutory audit fees	100,000	100,000
b) Other Services	2,000	4,500
c) Tax Audit Fees	30,000	-
d) Service Tax (*)	16,315	12,916

(*) Service Tax credit has been availed.

21.	Employee Benefit Obligations

Defined – Benefit Plans

The Company offers its employees unfunded defined-benefit plan in the form of gratuity. This plan provides for a lump-sum payment to be made to vested employees at retirement, death or termination of employment. Commitments are actuarially determined at year-end. On adoption of the revised Accounting Standard, (AS)-15 on “Employee Benefits” notified under the Companies (Accounting Standards) Rules, 2006, actuarial valuation is done based on “Projected Unit Credit” method. Gains and losses of changed actuarial assumptions are charged to the Profit and Loss Statement.

Defined benefit commitments:

	2013-14	2012-13

Benefit obligation at the beginning of the year	14,10,292	917,573
Actuarial losses	(295,491)	(119,765)
Current service cost	374,012	275,385
Interest cost	136,500	97,569
Benefit obligation at the end of the year	13,12,733	14,10,292

Expenses on defined benefit plan:

	2013-14	2012-13

Service cost	374,102	275,385
Interest cost	136,500	97,569
Recognised net actuarial losses	(295,491)	(119,765)
Net gratuity cost	215,021	492,719

58

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

The actuarial calculations used to estimate defined benefit commitments and expenses are based on the following assumptions which if changed, would affect the defined benefit commitment’s size and expense:

	2013-14	2012-13
Rate for discounting liabilities	9.00%	8.00%
Salary escalation rate	7.00%	7.00%
Expected rate of return on assets	0.00%	0.0%
Mortality rates	Indian Assured Lives Mortality (2006-08)	Indian Assured Lives Mortality (2006-08)

The estimate of future salary increase, considered in the actuarial valuation, take account of inflation, seniority, promotion, and other relevant facto The above information is certified by the actuary.

Experience adjustment:

	2013-14	2012-13

Defined benefit obligation	13,12,733	14,10,292
(Deficit)	(13,12,733)	(14,10,292)
Experience adjustment on plan liabilities	(132,679)	(34,779)

22.	Operating leases

The Company leases office space and residential apartments for employees under various operating leases. Operating lease expense that has been included in the determination of the net profit/loss is as follows:

	2013-14	2012-13
Particulars
Office Premises	1,903,502	2,161,001

These lease agreements are executed for a period ranging between 3 - 60 months with a renewable clause. These lease agreements also provide for termination by mutual consent by giving a prior notice period between 1 – 3 months.

The minimum annual rental commitments under operating leases are as follows:

	2013-14	2012-13
Particulars

Not later than one year	288,000	288,000

Total payments	288,000	288,000

59

VUBITES INDIA PRIVATE LIMITED

Notes forming part of the Financial Statements

23.	Related Parties Disclosures

I.      Names and relationships of related parties

Holding Company:

Rediff.com India Limited

Transactions with Related Parties during the year and balances outstanding as at March 31, 2014:

Name of the		2013-14	2012-13
Related party	Transactions

Rediff.com India Limited	Reimbursement of expenses	4,917,552	3,247,815

	Loans received during the year	91,400,000	61,540,000
	Payable as at year end	407,984,968	311,667,416

24.	Deferred tax assets

The items that could have resulted in deferred tax assets mainly include the net operating loss and unabsorbed depreciation carry-forward, depreciation, retirement benefits. Such deferred tax assets have not been recognised since there is no virtual certainty that sufficient future taxable income will be available against which such deferred tax assets can be realised.

25.	Earnings Per Share (EPS)

		2013-14	2012-13
A.	Net loss attributable to equity shareholders ()	134,730,186	110,684,445
B.	Weighted average number of equity shares outstanding during the year	10,00,000	10,00,000
C.	Nominal value of Equity Shares ()	1.00	1.00
	Basic Earning per Share ()	(134.73)	(110.68)
	Diluted Earning per Share ()	(134.73)	(110.68)

26.	Amount payable to Micro, Small and Medium Enterprises

The Company has requested its suppliers to confirm the status as to whether they are covered under the Micro, Small and Medium Enterprises Development Act, 2006. The Company has not received intimation from its suppliers under the said Act. In the absence of confirmation from all the suppliers disclosure, if any relating to amount unpaid as at year end together with interest paid / payable as required under the said Act have not been given.

27.	Comparatives

Previous year figures have been regrouped/ rearranged as necessary to make them comparable with those of the current year.

60

Rediff Holding Inc.

BOARD OF DIRECTORS

Mr. Ajit Balakrishnan

Mr. Sridhar Iyengar

Mr. Sunil Phatarphekar

Mr. M. Madhavan Nambiar

AUDITORS

PATKAR & PENDSE

INDIA

DIRECTORS’ REPORT

The Board of Directors present the audited financial statements of Rediff Holding Inc. for the year ended March 31, 2014.

PRINCIPAL ACTIVITIES

Rediff Holding Inc. is a cost center talking care of all corporate related expenditure for the Rediff Group in the USA, and does not generate any revenue.

REVIEW OF BUSINESS

Profit for the Year is US $ 2,349,221/-. After giving effect taxes, net profit of US $ 2,339,370/- was carried to Balance Sheet.

DIVIDENDS

For the year ended March 31, 2014, your Directors do not recommend any dividend.

FOR AND ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Ajit Balakrishnan

Director

Date: September 4, 2014

61

AUDITORS’ REPORT

To

The Members,

Rediff Holdings Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of REDIFF HOLDINGS INC., a Company incorporated as a Delaware Corporation in February, 2001 in the United States, (“the Company”), which comprise the Balance Sheet as at March 31, 2014, and the Statement of Profit and Loss account for the year then ended and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation of these financial statements that give a true and fair view of the financial position and financial performance of the Company in accordance with the Accounting Standards referred to in the notes to these financial statements. This responsibility includes the design, implementation and maintenance of internal control relevant to the preparation and presentation of the financial statements that give a true and fair view and are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the Standards on Auditing issued by the Institute of Chartered Accountants of India. Those Standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of the accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

62

Opinion

In our opinion and to the best of our information and according to the explanations given to us, the financial statements give the information required by the Act in the manner so required and give a true and fair view in conformity with the accounting principles generally accepted in India:

a)	in the case of the Balance Sheet, of the state of affairs of the Company as at March 31, 2014; and

b)	in the case of the Statement of Profit and Loss of the profit for the year ended on that date;

Report on Other Legal and Regulatory Requirements

1.	As required by section 227(3) of the Act, we report that:
a)	we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit;
b)	in our opinion proper books of account as required by law have been kept by the Company so far as appears from our examination of those books
c)	the Balance Sheet and Statement of Profit and Loss dealt with by this Report are in agreement with the books of account.
d)	in our opinion, the Balance Sheet and Statement of Profit and Loss comply with the Accounting Standards referred to in the notes to these financial statements.

For Patkar & Pendse

Chartered Accountants

F.R.No. 107824W

/s/ B.M. Pendse

Partner.

M.No. 32625

Place	: Mumbai
Date	: September 4, 2014

63

Rediff Holdings Inc.

Balance Sheet as at 31st March, 2014

		2013-2014	2012-2013
Particulars	Note No	(USD)	(USD)
I. EQUITY AND LIABILITIES
(1) Shareholder's Funds
(a) Share Capital	3	1,107	1,107
(b) Reserves and Surplus	4	5,372,632	3,033,261
(2) Non Current Liabilities
(a) Other Non Current Liabilities	5	4,906,905	6,898,690
(3) Current Liabilities
(a) Trade payables	6	84,500	100,000
(b) Short-term provisions	7	10,000	-
		10,375,143	10,033,058
II. ASSETS
(1) Non-current assets
(a) Non-current investments	8	5,390,536	6,795,522
(b) long-term loans and advances	9	3,170,613	3,225,711
(2) Current assets
(a) Cash and cash equivalents	10	1,200,058	11,825
(b) Other current assets	11	613,937
		10,375,143	10,033,058

Significant accounting policies	1 &2
Notes on financial statements	3 to 17

For Patkar & Pendse	For and on behalf of the board
Chartered Accountants	Rediff Holdings Inc.
Registration no. 107824W

/s/ B.M. Pendse	/s/ Ajit Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: September 4, 2014	Date: September 4, 2014

64

Rediff Holdings Inc.

Statement of Profit and Loss for the year ended 31st March, 2014

		2013-2014	2012-2013
Particulars	Note No	(USD)	(USD)
I. Revenue from operations		-	-
II. Other income	12	2,741,251
Total Revenue		2,741,251	-
III. Expenses:
Employee benefit expense	13	223,643	222,770
Other expenses	14	168,387	190,098
		392,030	412,868
IV Profit before exceptional Items & tax		2,349,221	(412,868)
V. Exceptional Items
Impairment provision for promisory note		-	1,100,000
VI. Profit before tax		2,349,221	(1,512,868)
VII. Tax expense:
Current tax		9,850	5,804
VIII. Profit/Loss for the period		2,339,370	(1,518,672)
IX. Earning per equity share:
Basic		0.21	(0.14)
Diluted		0.21	(0.14)

Significant accounting policies	1 &2
Notes on financial statements	3 to 17

For Patkar & Pendse	For and on behalf of the board
Chartered Accountants	Rediff Holdings Inc.
Registration no. 107824W

/s/ B.M. Pendse	/s/ Ajit Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: September 4, 2014	Date: September 4, 2014

65

REDIFF HOLDINGS INC.

Notes to Financial Statements for the year ended 31.03.2014

NOTE 1: CORPORATE INFORMATION

Rediff Holdings Inc (“the Company") was incorporated as a Delaware Corporation in February 2001 by Rediff.Com India Limited to act as the holding company for some of the Parent’s investments in United States.

NOTE 2: ACCOUNTING POLICIES

a.	Basis of preparation of financial statements

The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

b.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.	Revenue recognition

Rediff Holdings Inc is a cost center taking care of all corporate related expenditure for the Rediff Group in US, and does not generate any revenue.

d.	Fixed assets and depreciation

Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

Computer equipment and software	3 years
Office equipment	5 years

66

REDIFF HOLDINGS INC.

Notes to Financial Statements for the year ended 31.03.2014

e.	Investments

Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition. Additional consideration for the acquisition of equity shares payable in subsequent years on the resolution of certain contingencies is debited to the cost of the investments in the year in which the contingent payments crystallize.

A provision for diminution in the value of investments is made in the books of accounts on a decline, other than temporary, in the value of such investments.

f.	Employee retirement benefits

The company has employee retirement benefit plan in which employer merely facilitates the plan administration. Employer does not contribute to the plan.

Leave Encashment

The company’s policies allow leave encashment. Provision has been made in the books for unavailed leave balance at the end of the year.

g.	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.

h.	Leases

Operating Lease rentals are expensed with reference to lease terms and conditions.

67

REDIFF HOLDINGS INC.

Notes to Financial Statements for the year ended 31.03.2014

i.	Deferred Income Taxes

Deferred Tax is recognized for all timing differences, subject to the consideration of prudence, applying the tax rates that have been subsequently enacted after the Balance Sheet date.

68

Rediff Holdings Inc.

Notes to Financial statements for the year ended March 31, 2014

NOTE 3: SHARE CAPITAL

	As at 31 March 2014		As at 31 March 2013
Particulars	Number	Value	Number	Value
Authorised
Equity Shares of $0.0001 each	11,333,000	1,133	11,333,000	1,133
Issued and Subscribed
Equity Shares of $0.0001 each	11,066,667	1,107	11,066,667	1,107
Total	11,066,667	1,107	11,066,667	1,107

3.1 Reconciliation of shares outstanding at the beginning and at the end of the reporting period:

	As at 31 March 2014		As at 31 March 2013
	Equity Shares		Equity Shares
Particulars	Number	Value	Number	Value
Shares outstanding at the beginning of the year	11,066,667	1,107	11,066,667	1,107
Shares issued during the year	-	-	-	-
Shares outstanding at the end of the year	11,066,667	1,107	11,066,667	1,107

3.2 Shares held by Holding/Ultimate Holding Company and/or its subsidiaries/associates:

	As at 31 March 2014		As at 31 March 2013
Particulars	Number	Value	Number	Value
Rediff.com India Ltd. (Holding Company)	11,066,667	1,107	11,066,667	1,107
	11,066,667	1,107	11,066,667	1,107

3.3 Details of shares held by each shareholder holding more than 5% shares:

	As at 31 March 2014		As at 31 March 2013
Name of Shareholder	No. of Shares held	% of Holding	No. of Shares held	% of Holding
Rediff.com India Ltd. (Holding Company)	11,066,667	100%	11,066,667	100%
Total	11,066,667	100%	11,066,667	100%

3.4 Terms / rights attached to equity shares

In respect of every ordinary share, voting right shall be in the same proportion as the capital paid upon such Ordinary share bears to the total paid up ordinary capital of the company.

NOTE 4: RESERVES AND SURPLUS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
a. Securities Premium Account
Opening Balance	23,998,893	23,998,893
Add : Securities premium credited on Share issue	-	-
Less : Premium Utilised for various reasons	-	-
Closing Balance	23,998,893	23,998,893
b. Deficit
Opening balance	(20,965,632)	(19,446,960)
(+) Net profitFor the current year	2,339,370	(1,518,672)
Closing Balance	(18,626,261)	(20,965,632)
Total	5,372,632	3,033,261

69

NOTE 5: OTHER NON CURRENT LIABILITES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Loans and advances from related parties
(Unsecured)
India Abroad Inc.	1,471,591	3,493,376
Rediff.com Inc.	3,435,313	3,405,314
Total	4,906,905	6,898,690

NOTE 6: TRADE PAYABLES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Trade payables	84,500	100,000
Total	84,500	100,000

NOTE 7: SHORT TERM PROVISIONS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Less: Advance tax and Tax deducted at source	-	-
Total	10,000	-

NOTE 8: NON-CURRENT INVESTMENTS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Trade Investments
Investment in Equity Instruments
In wholly Owned Subsidiary Companies (Fully Paid-up, Unquoted)
India Abroad Inc.	14,751,366	14,751,366
3,198,080 (Previous year 3,198,080) equity shares of $0.01per share		\
Less: Provision for diminution	10,231,676	10,231,676
	4,519,690	4,519,690
Rediff.com Inc.	870,846	870,846
Less: Provision for diminution	-	-
	870,846	870,846
In Other Companies (Fully Paid-up, Unquoted)
Runa Inc.	1,404,986	1,404,986
Less: Sale of investment	1,404,986	-
	-	1,404,986
Total	5,390,536	6,795,522

70

NOTE 9: LONG TERM LOANS AND ADVANCES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Loans and advances to related parties
Rediff.com India Ltd.	493,535	548,632
Value Communication Corporation	2,677,078	2,677,079
	3,170,613	3,225,711
Promissory notes	1,100,000	1,100,000
Less: Provision for dimination	1,100,000	1,100,000
	-	-
Total	3,170,613	3,225,711

NOTE 10: CASH AND CASH EQUIVALENTS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Balance with Banks - in Current Accounts
In Current accounts	1,199,083	10,849
In Deposit account	975	976
Total	1,200,058	11,825

NOTE 11: OTHER CURRENT ASSETS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Investment sale proceeds receivable	613,937	-
Total	613,937	-

NOTE 12: OTHER INCOME

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Profit on sale of investments	2,740,940	-
Excess Provisions Written Back	311	-
Total	2,741,251	-

NOTE 13: EMPLOYEE BENEFIT EXPENSE

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Salaries and Wages	210,517	209,895
Staff Welfare Expenses	13,127	12,875
Total	223,643	222,770

71

NOTE 14: OTHER EXPENSES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Travelling expenses	14,476	5,713
Professional charges	83,400	73,897
Telephone expenses	1,830	3,415
Insurance charges	-	32,431
Office expenses	-	5,444
Payroll Processing Charges	3,322	3,687
Misc Write off/back	-	-
Bank Charges	359	511
Total	168,387	190,098

NOTE 15: DIMINUTION IN THE VALUE OF INVESTMENTS

Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition. Additional consideration for the acquisition of equity shares payable in subsequent years on the resolution of certain contingencies is debited to the cost of the investments in the year in which the contingent payments crystallize.

NOTE 16: DEFERRED TAX

As of March 31, 2014, the Company has net operating loss carry forwards of approx $ 4,014,000 for federal income tax purposes, which expire in the years 2020 to 2032. Realization of the future tax benefits related to the deferred tax income tax asset is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carry forward period. Management has considered these factors and believes that no asset to be created in the books of accounts.

NOTE 17: PRIOR YEAR COMPARATIVES

Prior year figures have been regrouped / reclassified to confirm with the current year.

72

India Abroad Publications Inc.

BOARD OF DIRECTORS

Mr. Ajit Balakrishnan

AUDITORS

PATKAR & PENDSE

INDIA

DIRECTORS’ REPORT

The Board of Directors present the audited financial statements of India Abroad Publications Inc. for the year ended March 31, 2014.

PRINCIPAL ACTIVITIES

India Abroad Publications Inc., a weekly newspaper-publishing Company is a subsidiary of Rediff Holdings Inc., (‘Rediff Holdings’) which in turn is a wholly owned subsidiary of Rediff.com India Limited (‘Rediff.com’).

India Abroad’s revenues primarily include advertising and sponsorship and consumer subscription revenues earned from the publication of its weekly newspaper distributed primarily in the USA & Canada. India Abroad was acquired by Rediff Holdings on April 28, 2001 by acquiring substantially all of the outstanding voting shares of India Abroad Publications, Inc.

REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that during the year, the Company earned gross income of US $ 2,184,209/-. Gross Loss (before depreciation & amortization) is US $ 770,539 /-. After giving effect to other adjustments, net loss of US $ 779,504/- was carried to Balance Sheet.

DIVIDENDS

For the year ended March 31 2014, your Directors do not recommend any dividend.

FOR AND ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Ajit Balakrishnan

Director

Date: September 4, 2014

73

AUDITORS’ REPORT

To

The Board of Directors,

India Abroad Publications Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of INDIA ABROAD PUBLICATIONS INC., a wholly owned subsidiary of Rediff Holdings Inc. and incorporated in the United States, (“the Company”), which comprise the Balance Sheet as at March 31, 2014, and the Statement of Profit and Loss account for the year then ended and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation of these financial statements that give a true and fair view of the financial position and financial performance of the Company in accordance with the Accounting Standards referred to in the notes to these financial statements. This responsibility includes the design, implementation and maintenance of internal control relevant to the preparation and presentation of the financial statements that give a true and fair view and are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the Standards on Auditing issued by the Institute of Chartered Accountants of India. Those Standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of the accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

74

Opinion

In our opinion and to the best of our information and according to the explanations given to us, the financial statements give the information required by the Act in the manner so required and give a true and fair view in conformity with the accounting principles generally accepted in India:

a)	in the case of the Balance Sheet, of the state of affairs of the Company as at March 31, 2014;

and

b)	in the case of the Statement of Profit and Loss of the loss for the year ended on that date;

Report on Other Legal and Regulatory Requirements

1.	As required by section 227(3) of the Act, we report that:
a)	we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit;
b)	in our opinion proper books of account as required by law have been kept by the Company so far as appears from our examination of those books
c)	the Balance Sheet and Statement of Profit and Loss dealt with by this Report are in agreement with the books of account.
d)	in our opinion, the Balance Sheet and Statement of Profit and Loss comply with the Accounting Standards referred to in the notes to these financial statements.

For Patkar & Pendse

Chartered Accountants

F.R.No. 107824W

/s/ B.M. Pendse

Partner.

M.No. 32625

Place : Mumbai

Date : September 4, 2014

75

India Abroad Publications, Inc.

Balance Sheet as at March 31, 2014

Particulars	Note No	2013-2014 (USD)	2012-2013 (USD)

I. EQUITY AND LIABILITIES
(1) Shareholder's Funds
(a) Share capital	3	31,981	31,981
(b) Reserves and surplus	4	(1,796,201)	(1,016,697)
(2) Non Current Liabilities
(a) Other non current liabilities	5	3,160,936	4,470,890
(3) Current Liabilities
(a) Trade payables	6	499,189	468,769
(b) Other current liabilities	7	306,267	270,149
Total		2,202,172	4,225,092
II. ASSETS
(1) Non-current assets
(a) Fixed assets	8
(i) Tangible assets		5,912	45,063
(b) Non-current investments	9	129,793	129,793
(2) Long Term Loans & Advances	10	1,537,005	3,499,212
(2) Current assets
(a) Trade receivables	11	248,484	311,577
(b) Cash and cash equivalents	12	113,664	77,243
(c) Short-term loans and advances	13	119,352	114,244
(d) Other current assets	14	47,962	47,962
Total		2,202,172	4,225,094
Significant accounting policies	1&2
Notes on financial statements	3 to 21

For Patkar & Pendse	For and on behalf of the board
Chartered Accountants	India Abroad Publications, Inc.

/s/ B.M. Pendse	/s/ Ajit Balakrishnan
Partner	Director

Mumbai, India	Mumbai, India
Date: September 4, 2014	Date: September 4, 2014

76

India Abroad Publications, Inc.

Statement of Profit and Loss for the year ended March 31, 2014

Particulars	Note No	2013-2014 (USD)	2012-2013 (USD)
		$	$
I. Revenue from operations	15	2,159,762	2,201,421
II. Other Income	16	24,447	13,302
		2,184,209	2,214,723
III. Expenses:
Employee benefit expense	17	951,173	890,063
Depreciation and amortization expense		6,096	12,560
Other expenses	18	2,003,575	2,206,862
		2,960,844	3,109,485
IV. Loss before tax		(776,635)	(894,762)

V. Tax expense
Current tax		2,869	-
VI. Loss for the year		(779,504)	(894,762)
VII. Earnings per equity share:
(1) Basic		(0.24)	(0.28)
(2) Diluted		(0.24)	(0.28)
Significant accounting policies	1&2
Notes on financial statements	3 to 21

For Patkar & Pendse	For and on behalf of the board
Chartered Accountants	India Abroad Publications, Inc.

/s/ B.M. Pendse	/s/ Ajit Balakrishnan
Partner	Director

Mumbai, India	Mumbai, India
Date: September 4, 2014	Date: September 4, 2014

77

INDIA ABROAD PUBLICATIONS INC.

Notes to Financial Statements for the year ended 31.03.2014

NOTE 1: CORPORATE INFORMATION

India Abroad Publications Inc (“the Company") was incorporated as a New York Corporation on June 26th, 1970. On April 26, 2001, the Company was acquired by Rediff Holdings Inc, a wholly owned subsidiary of Rediff.Com India Limited.

The Company is one of the leading news publications catering to the Asian-American community focusing on India and the global Indian community.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation of financial statements

The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

b.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.	Revenue recognition

Revenues comprise of subscriptions to the India Abroad weekly newspaper publication and income from advertisements.

Revenue from advertisements is recognized upon publishing of the advertisements in the newspaper.

Subscription revenues are derived from the revenues received from newspaper subscribers and is recognized ratably over the period of subscription. Subscriptions received towards lifetime subscribers are shown as deferred revenue and recognized ratably over a 10 years period.

d.	Fixed assets and depreciation

Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

Furniture and fixtures	7 years
Computer equipment and software	3 years
Office equipment	5 years

78

INDIA ABROAD PUBLICATIONS INC.

Notes to Financial Statements for the year ended 31.03.2014

e.	Investments

Cost of investments in wholly owned subsidiaries comprise of purchase cost as increased by legal fees, due diligence fees and other direct expenses connected with such acquisition. Additional consideration for the acquisition of equity shares payable in subsequent years on the resolution of certain contingencies is debited to the cost of the investments in the year in which the contingent payments crystallize.

f.	Employee retirement benefits

The company has employee retirement benefit plan in which employer merely facilitates the plan administration. Employer does not contribute to the plan.

Leave Encashment

The company’s policies allow leave encashment. Provision has been made in the books for unavailed leave balance at the end of the year.

g.	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.

h.	Income taxes

Income taxes are accounted for in accordance with US tax laws on Income accrued.

Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in US. Tax liabilities and provision is accounted for by the Holding company.

79

INDIA ABROAD PUBLICATIONS INC.

Notes to Financial Statements for the year ended 31.03.2014

i.	Leases

Operating Lease rentals are expensed with reference to lease terms and conditions.

j.	Contingent Liabilities

These are disclosed by way of notes to the balance sheet. Provision is made in the accounts in respect of those liabilities, which are likely to materialize after the year-end, till the finalization of accounts and having a material effect on the position stated in the balance sheet.

80

India Abroad Publications, Inc.

Notes to Financial statements for the year ended March 31, 2014

(Amt. in USD)

	Current Year		Previous Year
	As at 31.03.2014		As at 31.03.2013
Particulars	Number	Value	Number	Value
NOTE 3: SHARE CAPITAL
Authorised
Equity Shares of $0.01 each	6,000,000	60,000	6,000,000	60,000
Issued, subscribed and paid up
Equity Shares of $0.01 each	3,198,080	31,981	3,198,080	31,981
Total	3,198,080	31,981	3,198,080	31,981

3.1 Reconciliation of shares outstanding at the beginning and at the end of the reporting period:

	As at 31 March 2014		As at 31 March 2013
	Equity Shares		Equity Shares
Particulars	Number	Value	Number	Value
Shares outstanding at the beginning and end of the year	3,198,080	31,981	3,198,080	31,981
Shares issued during the year	-	-	-	-
Shares outstanding at the end of the year	3,198,080	31,981	3,198,080	31,981

3.2 Shares held by Holding/Ultimate Holding Company and/or its subsidiaries/associates:

	As at 31 March 2014		As at 31 March 2013
Particulars	Number	Value	Number	Value
Rediff Holding Inc. (Holding Company)	3,198,080	31,981	3,198,080	31,981
Total	3,198,080	31,981	3,198,080	31,981

3.3 Details of shares held by each shareholder holding more than 5% shares:

	As at 31 March 2014		As at 31 March 2013
Name of Shareholder	No. of Shares held	% of Holding	No. of Shares held	% of Holding
Rediff Holding Inc. (Holding Company)	3,198,080	100%	3,198,080	100%
Total	3,198,080	100%	3,198,080	100%

3.4 Terms / rights attached to equity shares

In respect of every ordinary share, voting right shall be in the same proportion as the capital paid upon such Ordinary share bears to the total paid up ordinary capital of the company.

81

NOTE 4: RESERVES AND SURPLUS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
a. Securities Premium Account
Opening Balance	212,446	212,446
Addition during the year	-	-
Closing Balance	212,446	212,446
b. Statement of profit and loss
Opening balance	(1,229,143)	(334,381)
Deficit for the year	(779,504)	(894,762)
Closing Balance	(2,008,647)	(1,229,143)
Total	(1,796,201)	(1,016,697)

NOTE 5: OTHER NON CURRENT LIABILITIES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Other payables to related parties: (Unsecured)
Rediff.com India Ltd.	1,363,823	2,789,692
Value Communication Corporation	68,329	68,328
India In New York Inc.	1,728,784	1,612,870
Total	3,160,936	4,470,890

NOTE 6: TRADE PAYABLES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Trade Payables	499,189	468,769
Total	499,189	468,769

NOTE 7: OTHER CURRENT LIABILITIES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Advances from customers	70,020	51,505
Income received in advance (Unearned revenue)	236,248	218,644
Total	306,267	270,149

82

India Abroad Publications, Inc.

Notes to Financial statements for the year ended March 31, 2014

(Amt. in USD)

NOTE 8: FIXED ASSETS

	Gross Block					Accumulated Depreciation				Net Block
Fixed Assets	Balance as at 1 April 2013	Additions	Acquired through business combinations	Deletions	Balance as at 31 March 2014	Balance as at 1 April 2013	Depreciation charge for the year	Deletions	Balance as at 31 March 2013	Balance as at 31 March 2014	Balance as at 31 March 2013
(i) Tangible Assets
Machinery and Equipment	192,983	6,325	-	73,560	125,748	192,839	3,518	73,560	122,797	2,951	144
Furniture and fixtures	43,607	-	-	25,910	17,697	38,068	2,578	25,910	14,736	2,961	5,539
Telephone System	75,564	-	-	75,564	-	75,564		75,564	-	-	-
Office Renovation	155,796	-	-	155,796	-	155,796		155,796	-	-	-
Subtotal	467,950	6,325	-	330,830	143,445	462,267	6,096	330,830	137,533	5,912	5,683
(ii) CWIP	39,380	-		39,380	-	-	-	-	-	-	39,380
Subtotal	39,380	-		39,380	-	-	-	-	-	-	39,380
Total	507,330	6,325		370,210	143,445	462,267	6,096	330,830	137,533	5,912	45,063
Previous year's figures	505,237	5,420	(3,327)		507,330	449,928	12,339	-	462,267	45,061	-

83

India Abroad Publications, Inc.

Notes to Financial statements for the year ended March 31, 2014

NOTE 9: NON-CURRENT INVESTMENTS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Trade Investments (At Cost)
Investment in Equity Instruments
In wholly-owned Subsidiary Companies (Fully Paid-up, Unquoted)
India Abroad Publications (Canada) Inc.	104,793	104,793
162,974 (P.Y. 162,974) shares of no par value
India in New York Inc.	25,000	25,000
100 (P.Y. 100) shares of no par value
Total	129,793	129,793

NOTE 10: LONG TERM LOANS AND ADVANCES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Loans and advances to related parties
(Unsecured, Considered good)
Rediff Holding Inc.	745,319	2,717,526
India Abroad Publications (Canada) Inc.	791,686	781,686
Total	1,537,005	3,499,212

NOTE 11: TRADE RECEIVABLES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
(Unsecured, Considered good)
Debts outstanding over six months from the due date of payment	52,763	307,077
Less: Provision for doubtful debts	52,763	307,077
Others	248,484	311,577
Less: Provision for doubtful debts	-	-
	248,484	311,577
Total	248,484	311,577

NOTE 12: CASH AND CASH EQUIVALENTS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Balance with Banks - in Current Accounts
In Current accounts	113,664	77,243
Total	113,664	77,243

84

NOTE 13: SHORT TERM LOANS AND ADVANCES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Advances recoverable in cash or kind
(Unsecured, Considered good)
Advances and Deposits	87,387	87,387
Prepaid Expenses	25,115	22,007
Advance to Employees	6,850	4,850
Total	119,352	114,244

Interest free loans payable on demand

NOTE 14: OTHER CURRENT ASSETS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Unamortised Expenditure
(to the extent not written off or adjusted)
Goodwill for purchase of India Abroad Publications (Canada) Inc.	47,962	47,962
Total	47,962	47,962

NOTE 15: REVENUE FROM OPERATIONS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Subscription Income	197,878	236,278
Classified Income	290,461	370,175
Display Income	1,664,833	1,594,090
Retail Sale	6,590	878
Total	2,159,762	2,201,421

NOTE 16: OTHER INCOME

Particulars	Current Year	Previous Year
	As at 31.03.2014	As at 31.03.2013
Interest	2	188
Royalty	4,485	5,930
Misc Income	9,459	7,184
Excess Provisions Written Back	10,501	-
Total	24,447	13,302

NOTE 17: EMPLOYEE BENEFIT EXPENSE

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Salaries and Allowances	793,517	752,283
Staff Welfare Expenses	157,656	137,780
Total	951,173	890,063

85

NOTE 18: OTHER EXPENSES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Production Expenses	725,931	783,638
Editorial Expenses	105,468	131,267
Circulation Expenses	482,066	507,271
Advertising and Promotion	69,864	148,768
Rent	213,998	204,959
IA Person Of the Year Expenses	169,218	142,273
Office Expenses	55,420	53,679
Bank Charges	42,723	58,628
Telephone and Telegrams	18,043	23,683
Electricity Expenses	20,418	20,879
Professional fees	-	2,270
Provision for doubtful debts	-	22,702
Internet-bandwidth cost	7,774	7,980
Exchange loss	47,024	91,899
Dues and Subscriptions	6,248	6,966
Miscelleneous Expenses Written-Off	39,380	-
Total	2,003,575	2,206,862

NOTE 19: OPERATING LEASES

The Company leases office space and a Guest House for employees, under operating leases. Operating lease expense that has been included in the determination of the net profit is as follows:

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Leased Premises	213,998	204,959
Total	213,998	204,959

NOTE 20: EARNINGS IN FOREIGN CURRENCY

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Advertising Revenue	-	253,852
Total	-	253,852

NOTE 21: PRIOR YEAR COMPARATIVES

Prior year figures have been regrouped / reclassified to confirm with the current year.

86

India in New York Inc.

BOARD OF DIRECTORS

Mr. Ajit Balakrishnan

AUDITORS

PATKAR & PENDSE

INDIA

DIRECTORS’ REPORT

The Board of Directors present the audited financial statements of India in New York Inc. for the year ended March 31, 2014.

PRINCIPAL ACTIVITIES

India in New York Inc. is a weekly newspaper-publishing unit, which is a wholly owned subsidiary of India Abroad Publications Inc. The Company publishes a free newspaper, distributed in the New York Metropolitan area.

REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that during the year the Company earned gross income of US$ 103,830/- and the net profit of US $ 103,830/- was carried to Balance Sheet.

DIVIDENDS

With a view to conserve resources, your Directors do not recommend any dividend.

FOR AND ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Ajit Balakrishnan

Director

Date: September 4, 2014 24, 2012

87

AUDITORS’ REPORT

To

The Members,

India In New York Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of INDIA IN NEW YORK INC., a wholly owned subsidiary of India Abroad Publications Inc. incorporated in the United States, (“the Company”), which comprise the Balance Sheet as at March 31, 2014, and the Statement of Profit and Loss account for the year then ended and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation of these financial statements that give a true and fair view of the financial position and financial performance of the Company in accordance with the Accounting Standards referred to in the notes to these financial statements. This responsibility includes the design, implementation and maintenance of internal control relevant to the preparation and presentation of the financial statements that give a true and fair view and are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the Standards on Auditing issued by the Institute of Chartered Accountants of India. Those Standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of the accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

88

Opinion

In our opinion and to the best of our information and according to the explanations given to us, the financial statements give the information required by the Act in the manner so required and give a true and fair view in conformity with the accounting principles generally accepted in India:

a)	in the case of the Balance Sheet, of the state of affairs of the Company as at March 31, 2014;

and

b)	in the case of the Statement of Profit and Loss of the profit for the year ended on that date;

Report on Other Legal and Regulatory Requirements

1.	As required by section 227(3) of the Act, we report that:
a)	we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit;
b)	in our opinion proper books of account as required by law have been kept by the Company so far as appears from our examination of those books
c)	The Balance Sheet and Statement of Profit and Loss dealt with by this Report are in agreement with the books of account.
d)	In our opinion, the Balance Sheet and Statement of Profit and Loss comply with the Accounting Standards referred to in the notes to these financial statements.

For Patkar & Pendse

Chartered Accountants

F.R.No. 107824W

/s/ B.M. Pendse

Partner.

M.No. 32625

Place : Mumbai

Date : September 4, 2014

89

India In New York, Inc.

Balance Sheet as at March 31, 2014

Particulars	Note No	2013-2014 (USD)	2012-2013 (USD)
I. EQUITY AND LIABILITIES
(1) Shareholder's Funds
(a) Share capital	3	-	-
(b) Reserves and surplus	4	1,774,593	1,670,763
(2) Current Liabilities
(a) Other current liabilities	5	12,247	14,546
		1,786,840	1,685,309
II. ASSETS
(1) Non-Current assets
Long term loans & advances	6	1,728,783	1,612,868
(2) Current assets
(a) Trade receivables	7	31,783	64,704
(b) Cash and cash equivalents	8	26,274	7,737
		1,786,840	1,685,309

Significant accounting policies	1 & 2
Notes on financial statements	3 to 11

For Patkar & Pendse	For and on behalf of the board
Chartered Accountants	India In New York, Inc.
Registration no. 107824W

/s/ B.M. Pendse	/s/ Ajit Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: September 4, 2014	Date: September 4, 2014

90

India In New York, Inc.

Statement of Profit and Loss for the year ended March 31, 2014

Particulars	Note No	2013-2014 (USD)	2012-2013 (USD)
I. Revenue from operations	9	103,830	111,332
Total		103,830	111,332
II. Expenses:
Other expenses	10	-	67
Total Expenses		-	67
III. Profit for the period		103,830	111,265
IV. Earning per equity share:
(1) Basic		1,038	1,113
(2) Diluted		1,038	1,113

Significant accounting policies	1 & 2
Notes on financial statements	3 to 11

For Patkar & Pendse	For and on behalf of the board
Chartered Accountants	India In New York, Inc.
Registration no. 107824W

/s/ B.M. Pendse	/s/ Ajit Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: September 4, 2014	Date: September 4, 2014

91

INDIA IN NEW YORK, INC.

Notes to Financial Statements for the year ended 31.03.2014

NOTE 1: CORPORATE INFORMATION

India In New York Inc (“the Company") was incorporated as a New York Corporation on May 1st 1997. In February 2001, the Company was acquired by Rediff Holdings Inc, a wholly owned subsidiary of Rediff.Com India Limited.

The Company is one of the leading free news publications catering to the Asian-American community focusing on India and the global Indian community.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation of financial statements

The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

b.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.	Revenue recognition

Revenues comprise of revenues from advertisements.

Revenue from advertisements is recognized upon publishing of the advertisements in the newspaper.

d.	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

92

INDIA IN NEW YORK, INC.

Notes to Financial Statements for the year ended 31.03.2014

Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

e.	Income taxes

Income taxes are accounted for in accordance with US tax laws on Income accrued.

Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in US. Tax liabilities and provision is accounted for by the Holding company.

93

India In New York, Inc.

 Notes to Financial Statements for the year ended March 31, 2014

(Amt. in USD)

NOTE 3: SHARE CAPITAL

	As at 31 March 2014		As at 31 March 2013
Particulars	Number	Value	Number	Value
Authorised
Equity Shares of no par value	200	-	200	-
Issued and Subscribed
Equity Shares of no par value	100	-	100	-
	100	-	100	-

3.1 Reconciliation of shares outstanding at the beginning and at the end of the reporting period:

	As at 31 March 2014		As at 31 March 2013
	Equity Shares		Equity Shares
Particulars	Number	Value	Number	Value
Shares outstanding at the beginning of the year	100	-	100	-
Shares issued during the year	-	-	-	-
Shares outstanding at the end of the year	100	-	100	-

3.2 Shares held by Holding/Ultimate Holding Company and/or its subsidiaries/associates:

	As at 31 March 2014		As at 31 March 2013
Particulars	Number	Value	Number	Value
India Abroad Inc. (Holding Company)	100	-	100	-
	100	-	100	-

3.3 Details of shares held by each shareholder holding more than 5% shares:

	As at 31 March 2014		As at 31 March 2013
Name of Shareholder	No. of Shares held	% of Holding	No. of Shares held	% of Holding
India Abroad Inc. (Holding Company)	100	100%	100	100%
	100	100%	100	100%

3.4 Terms / rights attached to equity shares

In respect of every ordinary share, voting right shall be in thes same proportion as the capital paid upon such Ordinary share bears to the total paid up ordinary capital of the Company.

NOTE 4: RESERVES AND SURPLUS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
a) Securities Premium Account	25,000	25,000
b) Surplus
Opening balance	1,645,763	1,534,498
(+) Net Profit for the current year	103,830	111,265
Closing Balance	1,749,593	1,645,763
	1,774,593	1,670,763

94

India In New York, Inc.

Notes to Financial Statements for the year ended March 31, 2014

(Amt. in USD)

NOTE 5: OTHER CURRENT LIABILITIES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Deposits received from customers	12,247	14,546
(Unsecured)
	12,247	14,546

NOTE 6: LONG TERM LOANS AND ADVANCES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Loans and advances to related parties
(Unsecured, Considered good)
India Abroad Inc. (Holding Company)	1,728,783	1,612,868
	1,728,783	1,612,868

NOTE 7: TRADE RECEIVABLES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
(Unsecured, Considered good)
Debts outstanding over six months from the due date of payment	-	-
Others	31,783	64,704
	31,783	64,704

NOTE 8: CASH AND CASH EQUIVALENTS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Balances with Banks - Current accounts
Citibank	26,274	7,737
	26,274	7,737

NOTE 9: REVENUE FROM OPERATIONS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Display income	103,830	111,332
	103,830	111,332

NOTE 10: OTHER EXPENSES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Paper and Printing Expenses	-	67
	-	67

NOTE 11: PRIOR YEAR COMPARATIVES

Prior year figures have been regrouped / reclassified to confirm with the current year.

95

India Abroad Publications (Canada), Inc.

BOARD OF DIRECTORS

Mr. Ajit Balakrishnan

AUDITORS

PATKAR & PENDSE

INDIA

DIRECTORS’ REPORT

The Board of Directors present the audited financial statements of India Abroad Publications (Canada), Inc. for the year ended March 31, 2014.

PRINCIPAL ACTIVITIES

India Abroad Publications (Canada), Inc. (IA Canada), is a weekly newspaper-publishing unit, which is a wholly owned subsidiary of India Abroad Publications Inc. IA Canada sells advertising space and subscriptions for the India Abroad newspaper in the Canadian Market.

REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that during the year the Company earned Net profit of C$ 50,428/- was carried to Balance Sheet.

DIVIDENDS

For the year ended March 31, 2014, your Directors do not recommend any dividend.

FOR AND ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Ajit Balakrishnan

Director

Date: September 4, 2014

96

AUDITORS’ REPORT

To

The Members,

India Abroad Publications (Canada) Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of INDIA ABROAD PUBLICATIONS (CANADA) INC., a Company incorporated in the United States, (“the Company”), which comprise the Balance Sheet as at March 31, 2014, and the Statement of Profit and Loss account for the year then ended and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation of these financial statements that give a true and fair view of the financial position and financial performance of the Company in accordance with the Accounting Standards referred to in the notes to these financial statements. This responsibility includes the design, implementation and maintenance of internal control relevant to the preparation and presentation of the financial statements that give a true and fair view and are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the Standards on Auditing issued by the Institute of Chartered Accountants of India. Those Standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of the accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

97

Opinion

In our opinion and to the best of our information and according to the explanations given to us, the financial statements give the information required by the Act in the manner so required and give a true and fair view in conformity with the accounting principles generally accepted in India:

a)	in the case of the Balance Sheet, of the state of affairs of the Company as at March 31, 2014;

and

b)	in the case of the Statement of Profit and Loss of the profit for the year ended on that date;

Report on Other Legal and Regulatory Requirements

1.	As required by section 227(3) of the Act, we report that:
a)	we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit;
b)	in our opinion proper books of account as required by law have been kept by the Company so far as appears from our examination of those books
c)	the Balance Sheet and Statement of Profit and Loss dealt with by this Report are in agreement with the books of account.
d)	in our opinion, the Balance Sheet and Statement of Profit and Loss comply with the Accounting Standards referred to in the notes to these financial statements.

For Patkar & Pendse

Chartered Accountants

F.R.No. 107824W

/s/ B.M. Pendse

Partner.

M.No. 32625

Place : Mumbai

Date : September 4, 2014

98

India Abroad Publications (Canada), Inc.

Balance Sheet as at March 31, 2014

Particulars	Note No	2013-2014 (C$)	2012-2013 (C$)
I. EQUITY AND LIABILITIES
(1) Shareholder's Funds
(a) Share capital	3	-	-
(b) Reserves and surplus	4	(673,802)	(724,230)
(2) Non Current Liabilities
(a) Other non current liabilities	5	676,065	666,065
(3) Current Liabilities
(a) Trade payables	6	15,356	114,655
(b) Other current liabilities	7	(17,846)	(17,465)
		(227)	39,025
II. ASSETS
(1) Non-current assets
(a) Fixed assets
Tangible assets	8	-	-
(1) Current assets
(a) Trade receivables	9	(1,134)	7,525
(b) Cash and cash equivalents	10	908	31,500
		(227)	39,025
Significant accounting policies	1 & 2
Notes on financial statements	3 to 15

For Patkar & Pendse	For and on behalf of the board
Chartered Accountants	India Abroad Publications (Canada), Inc.

/s/ B.M. Pendse	/s/ Ajit Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: September 4, 2014	Date: September 4, 2014

99

India Abroad Publications (Canada), Inc.

Statement of Profit and Loss for the year ended March 31, 2014

Particulars	Note No	2013-2014 (C$)	2012-2013 (C$)
I. Revenue from operations	11	-	68,685
II. Other Income	12	53,543	3,135
		53,543	71,820
II. Expenses:
Employee benefit expense	13	-	114,210
Other expenses	14	3,115	214,770
		3,115	328,980
III. Profit /(Loss) for the year		50,428	(257,160)
IV. Earning per equity share:
(1) Basic		0.31	(1.58)
(2) Diluted		0.31	(1.58)

Significant accounting policies	1 & 2
Notes on financial statements	3 to 15

For Patkar & Pendse	For and on behalf of the board
Chartered Accountants	India Abroad Publications (Canada), Inc.

/s/ B.M. Pendse	/s/ Ajit Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: September 4, 2014	Date: September 4, 2014

100

INDIA ABROAD PUBLICATIONS (Canada) INC.

Notes to Financial Statements for the year ended 31.03.2014

NOTE 1: CORPORATE INFORMATION

India Abroad Publications (Canada) Inc (“the Company") was incorporated in Canada on December 20th, 1983. In February 2001, the Company was acquired by Rediff Holdings Inc, a wholly owned subsidiary of Rediff.Com India Limited.

The Company is one of the leading news publications, catering to the Asian-American community focusing on India and the global Indian community.

NOTE 2: ACCOUNTING POLICIES

a.	Basis of preparation of financial statements

The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

b.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.	Revenue recognition

Revenues comprise from subscription to the India Abroad weekly news paper and income from advertisements. Revenue from advertisements is recognized upon publishing of the advertisements in the newspaper.

Subscription revenues are derived from the revenues received from the news paper subscribers and is recognized ratably over the period of subscription. Subscriptions received towards lifetime subscribers are shown as deferred revenue and recognized ratably over a 10 year period.

d.	Fixed assets and depreciation

Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

101

INDIA ABROAD PUBLICATIONS (Canada) INC.

Notes to Financial Statements for the year ended 31.03.2014

Furniture and fixtures	7 years
Office equipment	5 years

e.	Employee retirement benefits

The company does not have any employee retirement benefit plan.

Leave Encashment

The company’s policies does not allow leave encashment and the employees are encouraged to avail the eligible leave. Unavailed leave lapses at the end of the period and hence no provision has been made in the books.

f.	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

g.	Income taxes

Income taxes are accounted for in accordance with Canadian tax laws on Income accrued and form part of the Holding Company tax liabilities.

Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in Canada. Tax liabilities and provision is accounted for by the Holding company.

102

India Abroad Publications (Canada), Inc.

Notes to Financial statements for the year ended March 31, 2014

(Amt. in C$)

NOTE 3: SHARE CAPITAL

	Current Year		Previous Year
Particulars	As at 31.03.2014		As at 31.03.2013
	Number	Value	Number	Value
Authorised
Equity Shares of no par value	-	-	-	-
Issued and Subscribed
Equity Shares of no par value	162,974	-	162,974	-
	162,974	-	162,974	-

3.1 Reconciliation of shares outstanding at the beginning and at the end of the reporting period:

	As at 31.03.2014		As at 31.03.2013
Particulars	Equity Shares		Equity Shares
	Number	Value	Number	Value
Shares outstanding at the beginning of the year	162,974	-	162,974	-
Shares issued during the year	-	-	-	-
Shares outstanding at the end of the year	162,974	-	162,974	-

3.2 Shares held by Holding/Ultimate Holding Company and/or its subsidiaries/associates:

	As at 31.03.2014		As at 31.03.2013
Particulars	Number	Value	Number	Value
India Abroad Inc. (Holding Company)	162,974	-	162,974	-
	162,974	-	162,974	-

3.3 Details of shares held by each shareholder holding more than 5% shares:

	As at 31.03.2014		As at 31.03.2013
Name of Shareholder	No. of Shares held	% of Holding	No. of Shares held	% of Holding
India Abroad Inc. (Holding Company)	162,974	100%	162,974	100%
	162,974	100%	162,974	100%

3.4 Terms / rights attached to equity shares

In respect of every ordinary share, voting right shall be in the same proportion as the capital paid upon such Ordinary share bears to the total paid up ordinary capital of the company.

NOTE 4: RESERVES AND SURPLUS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Particulars
a. Securities Premium Account
Opening Balance	142,974	142,974
Add : Securities premium credited on Share issue	-	-
Less : Premium Utilised for various reasons	-	-
Closing Balance	142,974	142,974
b. Deficit
Opening balance	(867,204)	(610,044)
(+) (Net Loss) For the current year	50,428	(257,160)
Closing Balance	(816,776)	(867,204)
	(673,802)	(724,230)

103

NOTE 5: OTHER NON CURRENT LIABILITIES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Payable to related parties : (Unsecured)
India Abroad Publication inc.	676,065	666,065
	676,065	666,065

NOTE 6: TRADE PAYABLES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Trade Payables	15,356	114,655
	15,356	114,655

NOTE 7: OTHER CURRENT LIABILITIES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Advances from customers	(17,846)	(17,465)
	(17,846)	(17,465)

104

India Abroad Publications (Canada), Inc.

Notes to Financial statements for the year ended March31, 2014

(Amt. in C$)

NOTE 8: FIXED ASSETS

Fixed Assets	Gross Block					Accumulated Depreciation					Net Block
	Balance as at 1 April 2013	Additions/ (Disposals)	Acquired through business combinations	Revaluations/ (Impairments)	Balance as at 31 March 2014	Balance as at 1 April 2013	Depreciation charge for the year	Adjustment due to revaluations	On disposals	Balance as at 31 March 2014	Balance as at 31 March 2014	Balance as at 31 March 2013
Tangible Assets
Machinery and Equipment	-	-	-	-	-	-	-	-	-	-	-	-
Furniture and Fixtures	-	-	-	-	-	-	-	-	-	-	-	-
Total	-	-	-	-	-	-	-	-	-	-	-	-

Previous year figures	-	-	-	-	-	-	-	-	-	-	-	-

105

NOTE 9: TRADE RECEIVABLES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
(Unsecured, Considered good)
Debts outstanding over six months from the due date of payment	-	-
Others	(1,134)	7,525
	(1,134)	7,525

NOTE 10: CASH AND CASH EQUIVALENTS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Balances with Banks
In current accounts	908	31,500
	908	31,500

NOTE 11: REVENUE FROM OPERATIONS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Subscription Income	-	15,194
Classified Income	-	550
Display Income	-	52,583
Retail Sale	-	358
	-	68,685

NOTE 12: OTHER INCOME

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Excess provisions written back
i) Printing	28,000
ii) Marketing Commission	25,543	3135
	53,543	3,135

NOTE 13: EMPLOYEE BENEFIT EXPENSE

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Salaries and Wages	-	114,210
	-	114,210

106

NOTE 14: OTHER EXPENSES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Printing	-	124,904
Mailing & Distribution	-	65,476
Editorial Expenses	-	11,654
Office Expenses	1,207	8,061
Bank charges	-	25
Telephone Expenses	664	1,310
Professional Fees	1,243	2,500
Miscelleneous Expenses	-	840
	3,115	214,770

NOTE 15: PRIOR YEAR COMPARATIVES

Prior year figures have been regrouped / reclassified to confirm with the current year.

107

Rediff.com Inc.

BOARD OF DIRECTORS

Mr. Ajit Balakrishnan

AUDITORS

PATKAR & PENDSE

INDIA

DIRECTORS’ REPORT

The Board of Directors present the audited financial statements of Rediff.com Inc. for the year ended March 31, 2014.

PRINCIPAL ACTIVITIES

Rediff.com Inc. is a wholly owned subsidiary of Rediff Holdings Inc. Rediff.com Inc. derives revenue from a website targeted at the Indian American community.

REVIEW OF BUSINESS

The Profit & Loss account is set out along with this report and shows that the Company earned gross income of US $ 475,220/- Gross loss before taxes is US $ 86,875/-. After giving effect to other adjustments, the net loss of US $ 88,030/- was carried to Balance Sheet.

DIVIDENDS

With the view to conserve resources, your Directors do not recommend any dividend.

FOR AND ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Ajit Balakrishnan

Director

Date: September 4, 2014

108

AUDITORS’ REPORT

To

The Members,

Rediff.Com Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of REDIFF.COM INC., a wholly owned subsidiary of Rediff Holdings Inc. incorporated in the United States, (“the Company”), which comprise the Balance Sheet as at March 31, 2014, and the Statement of Profit and Loss account for the year then ended and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation of these financial statements that give a true and fair view of the financial position and financial performance of the Company in accordance with the Accounting Standards referred to in the notes to these financial statements.This responsibility includes the design, implementation and maintenance of internal control relevant to the preparation and presentation of the financial statements that give a true and fair view and are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the Standards on Auditing issued by the Institute of Chartered Accountants of India. Those Standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of the accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

109

Opinion

In our opinion and to the best of our information and according to the explanations given to us, the financial statements give the information required by the Act in the manner so required and give a true and fair view in conformity with the accounting principles generally accepted in India:

a)	in the case of the Balance Sheet, of the state of affairs of the Company as at March 31, 2014;

and

b)	in the case of the Statement of Profit and Loss of the loss for the year ended on that date;

Report on Other Legal and Regulatory Requirements

1.	As required by section 227(3) of the Act, we report that:
a)	we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit;
b)	in our opinion proper books of account as required by law have been kept by the Company so far as appears from our examination of those books
c)	the Balance Sheet and Statement of Profit and Loss dealt with by this Report are in agreement with the books of account.
d)	in our opinion, the Balance Sheet and Statement of Profit and Loss comply with the Accounting Standards referred to in the notes to these financial statements.

For Patkar & Pendse

Chartered Accountants

F.R.No. 107824W

/s/ B.M. Pendse

Partner.

M.No. 32625

Place : Mumbai

Date  : September 4, 2014

110

Rediff.com Inc.

Balance Sheet as at March 31, 2014

Particulars	Note No	2013-2014 (USD)	2012-2013 (USD)
I. EQUITY AND LIABILITIES
(1) Shareholder's Funds
(a) Share Capital	3	5	5
(b) Reserves and Surplus	4	5,759,241	5,847,271
(2) Current Liabilities
(a) Trade payables	5	52,682	46,000
		5,811,928	5,893,276
II. ASSETS
(1) Non-current assets
(a) Fixed assets
(i) Tangible assets	6	-	-
(b) Long-term loans and advances	7	5,724,402	5,743,981
(2) Current assets
(a) Trade receivables	8	72,749	137,256
(b) Cash and cash equivalents	9	14,777	12,039
		5,811,928	5,893,276

Significant accounting policies	1&2
Notes on financial statements	3 to 13

For Patkar & Pendse	For and on behalf of the board
Chartered Accountants	Rediff.com Inc.
Registration no. 107824W

/s/ B.M. Pendse	/s/ Ajit Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: September 4, 2014	Date: September 4, 2014

111

Rediff.com Inc.

Statement of Profit and Loss for the year ended March 31, 2014

	Note	2013-2014	2012-2013
Particulars	No	(USD)	(USD)
I. Revenue from operations	10	475,220	744,030
Total Revenue		475,220	744,030
II. Expenses:
Employee benefit expense	11	491,845	454,381
Other expenses	12	70,250	107,852
Total Expenses		562,095	562,233
III. Loss for the year		(86,875)	181,797
IV. Tax expense:
(1) Current tax		1155	3,464
V. Loss for the year		(88,030)	178,333
IV. Earning per equity share:
(1) Basic		(17.61)	35.67
(2) Diluted		(17.37)	36.36

Significant accounting policies	1&2
Notes on financial statements	3 to 13

For Patkar & Pendse	For and on behalf of the board
Chartered Accountants	Rediff.com Inc.
Registration no. 107824W

/s/ B.M. Pendse	/s/ Ajit Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: September 4, 2014	Date: September 4, 2014

112

Rediff.com Inc.

Notes to Financial Statements for the year ended 31.03.2014

NOTE 1: CORPORATE INFORMATION

Rediff.com Inc (“the Company") was incorporated on July 30, 1999. On February 27, 2001, Rediff Holdings Inc. acquired thinkindia.com Inc (“thinkindia”) which was renamed as Rediff.Com Inc. Rediff.Com provides the Rediff Group with technology, marketing and content support in the United States.

The Company is one of the leading Internet destinations, or portals, focusing on India and the global Indian community. Its websites consists of interest specific channels relevant to Indian interests such as cricket, astrology, matchmaker and movies, content on various matters like news and finance, search facilities, a range of community features such as e-mail, chat, messenger and e-commerce.

NOTE 2: ACCOUNTING POLICIES

a.	Basis of preparation of financial statements

The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

b.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.	Revenue recognition

Revenues comprise of revenues from online advertising. Online advertising includes advertisement and sponsorships.

113

Rediff.com Inc.

Notes to Financial Statements for the year ended 31.03.2014

Online advertising

Advertisement and sponsorship income is derived from customers who advertise on the Company's website or to whom direct links from the Company's website to their own websites are provided.

Revenue from advertisement and sponsorships is recognized ratably over the contractual period of the advertisement, commencing when the advertisement is placed on the website. Revenues are also derived from sponsor buttons placed in specific areas of the Company's website, which generally provide users with direct links to sponsor websites. These revenues are recognized ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations may include guarantees of a minimum number of impressions, or times, that an advertisement appears in pages viewed by users of the Company's portal. To the extent that minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the guaranteed impression levels are achieved.

d.	Fixed assets and depreciation

Fixed assets are stated at historical cost. The Company depreciates fixed assets using the straight-line method, over the estimated useful lives of assets. The estimated useful lives of assets are as follows:

Furniture and fixtures	7 years
Computer equipment	3 years

e.	Income taxes

Income taxes are accounted for in accordance with US tax laws on Income accrued and form part of the Parent company Income tax liability.

Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws in US. Tax liabilities and provision is accounted for by the Holding Company.

114

Rediff.com Inc.

Notes to Financial statements for the year ended March 31, 2014

(Amt. in USD)

NOTE 3: SHARE CAPITAL

	Current Year		Previous Year
	As at 31.03.2014		As at 31.03.2013
Particulars	Number	Value	Number	Value
Authorised
Equity Shares of $0.001 each	10,000	10	10,000	10

Issued and Subscribed
Equity Shares of $0.001 each	5,000	5	5,000	5
	5,000	5	5,000	5

3.1 Reconciliation of shares outstanding at the beginning and at the end of the reporting period:

	As at 31.03.2014		As at 31.03.2013
	Equity Shares		Equity Shares
Particulars	Number	Value	Number	Value
Shares outstanding at the beginning of the year	5,000	5	5,000	5
Shares issued during the year	-	-	-	-
Shares outstanding at the end of the year	5,000	5	5,000	5

3.2 Shares held by Holding/Ultimate Holding Company and/or its subsidiaries/associates:

	As at 31.03.2014		As at 31.03.2013
Particulars	Number	Value	Number	Value
Rediff Holding Inc. (Holding company)	5,000	5	5,000	5
	5,000	5	5,000	5

3.3 Details of shares held by each shareholder holding more than 5% shares:

	As at 31.03.2014		As at 31.03.2013
Name of Shareholder	No. of Shares held	% of Holding	No. of Shares held	% of Holding
Rediff Holding Inc. (Holding company)	5,000	100%	5,000	100%
	5,000	100%	5,000	100%

3.4 Terms / rights attached to equity shares

In respect of every ordinary share, voting right shall be in the same proportion as the capital paid upon such Ordinary share bears to the total paid up ordinary capital of the company.

115

Rediff.com Inc.

Notes to Financial statements for the year ended March 31, 2014

(Amt. in USD)

NOTE 4: RESERVES AND SURPLUS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
a. Securities Premium Account
Opening Balance	3,332,145	3,332,145
Add : Securities premium credited on Share issue	-	-
Less : Premium Utilised for various reasons	-	-
Closing Balance	3,332,145	3,332,145
b. Surplus
Opening balance	2,515,126	2,336,793
(-) Loss for the current year	(88,030)	178,333
Closing Balance	2,427,096	2,515,126
Total	5,759,241	5,847,271

NOTE 5: TRADE PAYABLES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Micro, Small and Medium Enterprises	-	-
Others	52,682	46,000
	52,682	46,000

Rediff.com Inc.

Notes to Financial statements for the year ended 31.03.2014

(Amt. in USD)

NOTE 6: FIXED ASSETS

	Gross Block					Accumulated Depreciation					Net Block
Fixed Assets	Balance as at 1 April 2013	Additions/ (Disposals)	Acquired through business combinations	Revaluations/ (Impairments)	Balance as at 31 March 2014	Balance as at 1 April 2013	Depreciation charge for the year	Adjustment due to revaluations	On disposals	Balance as at 31 March 2014	Balance as at 1 April 2013	Balance as at 31 March 2014
Tangible Assets
Computer Equipment	556,590	(556,590)	-	-	-	556,590	(556,590)	-	-	-	-	-
Furniture and Fixtures	44,423	(44,423)	-	-	-	44,423	(44,423)	-	-	-	-	-
Total	601,013	(601,013)	-	-	-	601,013	(601,013)	-	-	-	-	-

116

Rediff.com Inc.

Notes to Financial statements for the year ended March 31, 2014

(Amt. in USD)

NOTE 7: LONG TERM LOANS AND ADVANCES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Loans and advances to related parties
(Unsecured, Considered good)
Rediff.com India Ltd.	1,562,818	1,562,818
Rediff Holding Inc.	3,435,314	3,405,314
India Abroad Publications Inc.	726,270	775,849
	5,724,402	5,743,981

NOTE 8: TRADE RECEIVABLES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
(Unsecured, Considered good)
Debts outstanding over six months from the due date of payment	2,142	167,004
Less: Provision for doubtful debts	2,142	167,004
	-	-
Others	72,749	137,256
Less: Provision for doubtful debts	-	-
	72,749	137,256
	72,749	137,256

NOTE 9: CASH AND CASH EQUIVALENTS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Balance with Banks - Current Account
Citibank	14,777	12,039
	14,777	12,039

NOTE 10: REVENUE FROM OPERATIONS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Display Income	475,220	744,030
	475,220	744,030

NOTE 11: EMPLOYEE BENEFIT EXPENSE

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Salaries and Allowances	491,845	454,381
	491,845	454,381

117

 Rediff.com Inc.

Notes to Financial statements for the year ended March 31, 2014

(Amt. in USD)

NOTE 12: OTHER EXPENSES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Travelling expenses	-	1,355
Payroll processing fee	3,691	3,976
Insurance charges	64,564	75,801
Office expenses	1,995	2,624
Provision for doubt ful debts	-	24,096
	70,250	107,852

NOTE 13: PRIOR YEAR COMPARATIVES

Prior year figures have been regrouped / reclassified to confirm with the current year.

118

Value Communications Corporation

BOARD OF DIRECTORS

Mr. Ajit Balakrishnan

AUDITORS

PATKAR & PENDSE

INDIA

DIRECTORS’ REPORT

The Board of Directors present the audited financial statements of Value Communication Corporation Inc. for the year ended on March 31, 2014.

REVIEW OF BUSINESS

Following the sale of its long distance phone card business in April 2004, the Company is currently not engaged in any business.

Since we have no business activity, we did not incur any expenses during the year.

DIVIDENDS

In view of the losses, your Directors do not recommend any dividend.

FOR AND ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Ajit Balakrishnan

Director

Date: September 4, 2014

119

AUDITORS’ REPORT

To

The Members,

Value Communications Corporation

.

Report on the Financial Statements

We have audited the accompanying financial statements of VALUE COMMUNICATIONS CORPORATION, a wholly owned subsidiary of Rediff.com India Limited incorporated in the United States, (“the Company”), which comprise the Balance Sheet as at March 31, 2014, and the Statement of Profit and Loss account for the year then ended and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation of these financial statements that give a true and fair view of the financial position and financial performance of the Company in accordance with the Accounting Standards referred to in the notes to these financial statements. This responsibility includes the design, implementation and maintenance of internal control relevant to the preparation and presentation of the financial statements that give a true and fair view and are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the Standards on Auditing issued by the Institute of Chartered Accountants of India. Those Standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of the accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

120

Opinion

In our opinion and to the best of our information and according to the explanations given to us, the financial statements give the information required by the Act in the manner so required and give a true and fair view in conformity with the accounting principles generally accepted in India:

a)	in the case of the Balance Sheet, of the state of affairs of the Company as at March 31, 2014;

and

b)	in the case of the Statement of Profit and Loss of the status for the year ended on that date;

Report on Other Legal and Regulatory Requirements

1.	As required by section 227(3) of the Act, we report that:
a)	we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit;
b)	in our opinion proper books of account as required by law have been kept by the Company so far as appears from our examination of those books
c)	the Balance Sheet and Statement of Profit and Loss dealt with by this Report are in agreement with the books of account.
d)	in our opinion, the Balance Sheet and Statement of Profit and Loss comply with the Accounting Standards referred to in the notes to these financial statements.

For Patkar & Pendse

Chartered Accountants

F.R.No. 107824W

/s/ B.M. Pendse

Partner.

M.No. 32625

Place : Mumbai

Date  : September 4, 2014

121

Value Communications Corporation

Balance Sheet as at 31st March, 2014

Particulars	Note No	2013-2014 (USD)	2012-2013 (USD)
I. EQUITY AND LIABILITIES
(1) Shareholder's Funds
(a) Share Capital	3	-	-
(b) Reserves and Surplus	4	(2,483,273)	(2,483,273)
(2) Non-Current Liabilities
Other non-current liabilities	5	2,677,079	2,677,079
(3) Current Liabilities
Trade payables	6	14,369	14,369
		208,175	208,175
II. ASSETS
(1) Non-Current assets
Long-term loans and advances	7	208,175	208,175
		208,175	208,175
Significant accounting policies	1 & 2
Notes on financial statements	3 to9

For Patkar & Pendse	For and on behalf of the board
Chartered Accountants	Value Communications Corporation
Registration no. 107824W

/s/ B.M. Pendse	/s/ Ajit Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: September 4, 2014	Date: September 4, 2014

122

Value Communications Corporation

Profit and Loss Statement for the year ended 31st March, 2014

Particulars	Note No	2013-2014 (USD)	2012-2013 (USD)
I. Revenue from operations		-	-
Total Revenue		-	-
II. Expenses:		-	-
Total Expenses		-	-
III. Profit for the period		-	-
IV. Earning per equity share:
(1) Basic		-	-
(2) Diluted		-	-

Significant accounting policies	1 & 2
Notes on financial statements	3 to9

For and on behalf of the board
For Patkar & Pendse	Value Communications Corporation
Chartered Accountants
Registration no. 107824W

/s/ B.M. Pendse	/s/ Ajit Balakrishnan
Partner	Director
M. No. 32625

Mumbai, India	Mumbai, India
Date: September 4, 2014	Date: September 4, 2014

123

Value Communications Corporation

Notes to Financial Statements for the year ended 31.03.2014

NOTE 1: CORPORATE INFORMATION

Value Communications Corporation (“ValuCom” or the “Company”) is a wholly-owned subsidiary of Rediff.com India, Ltd (“Rediff”). ValuCom provides internet-based marketing of prepaid long-distance service to over 200 countries worldwide. The Company markets its services to consumers and small businesses by packaging long-distance service from large telecommunication companies into Prepaid Identification Numbers (“PINs”) and prepaid calling cards for sale on its Internet site or at its call-in center.

An event having significant impact on the Company occurred on 8th April, 2004, where the Company’s entire business was sold to World Quest Networks, Inc.

NOTE 2: ACCOUNTING POLICIES

a.	Basis of preparation of financial statements

The accompanying financial statements have been prepared under the historical cost convention, in accordance with the accounting principles generally accepted in India ("Indian GAAP"), the Accounting Standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956.

b.	Fixed assets and depreciation

Pursuant to the sale of business on 8th April 2004, the company does not hold any fixed assets.

c.	Employee retirement benefits

The company has employee retirement benefit plan in which employer merely facilitate the plan administration. Employer does not contribute to the plan.

Leave Encashment

Provision for leave encashment is computed on the basis of last drawn salary for the unveiled leave balance to the credit of the employees at the year end and is charged to the Profit and Loss Account.

124

Value Communications Corporation

Notes to Financial Statements for the year ended 31.03.2014

d.	Foreign currency transactions

Transactions in foreign currency are recorded at the original rates of exchange in force at the time transactions are effected.

Exchange differences arising on repayment of liabilities incurred for the purpose of acquiring fixed assets are adjusted in the carrying amount of the respective fixed asset. The carrying amount of fixed assets is also adjusted at the end of each financial year for any change in the liability arising out of expressing the related outstanding foreign currency liabilities at the closing rates of exchange prevailing at the date of the Balance Sheet or at the rates specified in the related forward contract.

Monetary items (other than those related to acquisition of fixed assets) denominated in a foreign currency are restated using the exchange rates prevailing at the date of Balance Sheet or rates specified in the related forward contract. Gains / losses arising on restatement and on settlement of such items are recognized in the Profit and Loss Account.

Non-monetary items such as investments denominated in a foreign currency are reported using the exchange rate at the date of the transaction.

e.	Income taxes

Income taxes are accounted for in accordance with the US tax laws.

Current tax is measured at the amount expected to be paid to / recovered from the revenue authorities, using applicable tax rates and laws.

f.	Deferred Income Taxes

Deferred Tax is recognized for all timing differences, subject to the consideration of prudence, applying the tax rates that have been subsequently enacted after the Balance Sheet date.

g.	Leases

Operating Lease rentals are expensed with reference to lease terms and conditions.

125

Value Communications Corporation

Notes to Financial statements for the year ended 31.03.2014

(Amt. in USD)

NOTE 3: SHARE CAPITAL

	As at 31 March 2014		As at 31 March 2013
Particulars	Number	Value	Number	Value
Authorised
Equity Shares of no par value	20,000,000	-	20,000,000	-
Issued and Subscribed
Equity Shares of no par value	12,000,000	-	12,000,000	-
	12,000,000	-	12,000,000	-

3.1 Reconciliation of shares outstanding at the beginning and at the end of the reporting period:

	As at 31 March 2014		As at 31 March 2013
	Equity Shares		Equity Shares
Particulars	Number	Value	Number	Value
Shares outstanding at the beginning of the year	12,000,000	-	12,000,000	-
Shares issued during the year	-	-	-	-
Shares outstanding at the end of the year	12,000,000	-	12,000,000	-

3.2 Shares held by Holding/Ultimate Holding Company and/or its subsidiaries/associates:

	As at 31 March 2014		As at 31 March 2013
Particulars	Number	Value	Number	Value
Rediff.com India Ltd. (Holding Company)	12,000,000	-	12,000,000	-
	12,000,000	-	12,000,000	-

3.3 Details of shares held by each shareholder holding more than 5% shares:

	As at 31 March 2014		As at 31 March 2013
Name of Shareholder	No. of Shares held	% of Holding	No. of Shares held	% of Holding
Rediff.com India Ltd. (Holding Company)	12,000,000	100%	12,000,000	100%
	12,000,000	100%	12,000,000	100%

NOTE 4: RESERVES AND SURPLUS

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
a. Securities Premium Account
Opening Balance	7,146,432	7,146,432
Add : Securities premium credited on Share issue	-	-
Less : Premium Utilised for various reasons	-	-
Closing Balance	7,146,432	7,146,432
b. Deficit
Opening balance	(9,629,705)	(9,629,705)
(+) Net Profit for the current year	-	-
Closing Balance	(9,629,705)	(9,629,705)
	(2,483,273)	(2,483,273)

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Value Communications Corporation

Notes to Financial statements for the year ended 31.03.2014

(Amt. in USD)

NOTE 5: OTHER NON CURRENT LIABILITES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Loans and advances from related parties
(Unsecured)
Rediff Holdings Inc	2,677,079	2,677,079
	2,677,079	2,677,079

NOTE 6: TRADE PAYABLES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Micro, Small and Medium Enterprises	-	-
Others	14,369	14,369
	14,369	14,369

NOTE 7: LONG TERM LOANS AND ADVANCES

	Current Year	Previous Year
Particulars	As at 31.03.2014	As at 31.03.2013
Loans and advances to related parties
(Unsecured, Considered good)
Rediff.com India Ltd	139,846	139,846
India Abroad Inc.	68,329	68,329
	208,175	208,175

NOTE 8: DEFERRED INCOME TAX

As of March 31, 2014, the Company has net operating loss carry forwards of approx US$ 3,033,000 for federal income tax purposes, which expire in the years 2021 to 2031. Realization of the future tax benefits related to the deferred tax income tax asset is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carry forward period. Management has considered these factors and believes that no asset to be created in the books of accounts.

NOTE 9: PRIOR YEAR COMPARATIVES

Prior year figures have been regrouped / reclassified to confirm with the current year.

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